                                                                     EXHIBIT 2.4



                            STOCK PURCHASE AGREEMENT

                                      AMONG

                         BENTLEY SYSTEMS, INCORPORATED,

                              9090-0952 QUEBEC INC.

                                  ("QUEBECCO"),

                              9090-0960 QUEBEC INC.

                                   ("NEWCO"),

                                    HMR INC.,

                                   INNOVATECH

                                       AND

                                THE STOCKHOLDERS



                                      DATED


                                 APRIL 26, 2000
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                                TABLE OF CONTENTS

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ARTICLE I         CERTAIN DEFINITIONS....................................................................     2

     Section 1.1        "Affiliate"......................................................................     1

     Section 1.2        "Agent"..........................................................................     2

     Section 1.3        "Business".......................................................................     2

     Section 1.4        "Capital Lease"..................................................................     2

     Section 1.5        "Capitalized Lease Obligations"..................................................     2

     Section 1.6        "Control"........................................................................     2

     Section 1.7        "Indebtedness"...................................................................     3

     Section 1.8        "Indebtedness-for Money Borrowed"................................................     3

     Section 1.9        "Investment".....................................................................     3

     Section 1.10       "Lien"...........................................................................     3

     Section 1.11       "Material Adverse Effect"........................................................     3

     Section 1.12       "Person".........................................................................     4

     Section 1.13       "Software".......................................................................     4

     Section 1.14       "Subsidiary".....................................................................     4


ARTICLE II        THE ACQUISITION........................................................................     4

     Section 2.1        Purchase and Sale of Shares......................................................     4

     Section 2.2        Purchase Price...................................................................     4

     Section 2.3        Agreements.......................................................................     4

     Section 2.4        Capitalization of Company........................................................     4

     Section 2.5        Rights and Obligations of Buyer, QuebecCo and Holders of Exchangeable Shares.....     5

     Section 2.6        Section 85 Elections.............................................................     5



ARTICLE III       THE CLOSING............................................................................     5

     Section 3.1        Time; Location...................................................................     5

     Section 3.2        Innovatech Documents.............................................................     5

     Section 3.3        Stockholder Documents............................................................     5

     Section 3.4        Bentley Documents................................................................     5

     Section 3.5        [Reserved].......................................................................     5

     Section 3.6        Employment Agreement at Closing..................................................     6
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                                      -i-
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                                TABLE OF CONTENTS
                                  (continued)

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     Section 3.7        Employee Stock Options...........................................................     6

     Section 3.8        Stock Legend.....................................................................     6

     Section 3.9        Liens............................................................................     6



ARTICLE IV        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, INNOVATECH AND THE STOCKHOLDERS....     6

     Section 4.1        Accuracy of Representations and Warranties.......................................     6

     Section 4.2        Performance of Agreement.........................................................     7

     Section 4.3        [Reserved].......................................................................     7

     Section 4.4        Injunction.......................................................................     7

     Section 4.5        Opinion of Counsel...............................................................     7

     Section 4.6        Actions and Proceedings..........................................................     7

     Section 4.7        Governmental Approvals...........................................................     7

     Section 4.8        Due Diligence....................................................................     7

     Section 4.9        Agreements.......................................................................     7



ARTICLE V         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BENTLEY AND NEWCO...........................     7

     Section 5.1        Accuracy of Representations and Warranties.......................................     8

     Section 5.2        Performance of Agreement.........................................................     8

     Section 5.3        [Reserved].......................................................................     8

     Section 5.4        Agreements.......................................................................     8

     Section 5.5        Injunction.......................................................................     8

     Section 5.6        Opinion of Counsel...............................................................     8

     Section 5.7        Actions or Proceedings...........................................................     8

     Section 5.8        Governmental Approvals...........................................................     8

     Section 5.9        License Agreement................................................................     8

     Section 5.10       Due Diligence....................................................................     8



ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................     9

     Section 6.1        Organization and Authority.......................................................     9

     Section 6.2        Capital Stock....................................................................     9
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                                      -ii-

                                TABLE OF CONTENTS
                                  (continued)

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     Section 6.3        Contravention; Validity..........................................................    10

     Section 6.4        Consents.........................................................................    11

     Section 6.5        Subsidiaries and Partners........................................................    11

     Section 6.6        Financial Statements.............................................................    11

     Section 6.7        Licenses, Registrations, etc.....................................................    12

     Section 6.8        Title to Properties; Leases......................................................    12

     Section 6.9        Compliance with Other Instruments, etc...........................................    12

     Section 6.10       Contracts and Binding Commitments................................................    13

     Section 6.11       Compliance with Law, etc.........................................................    14

     Section 6.12       Pending Litigation, etc..........................................................    14

     Section 6.13       Taxes/Pensions/Employee Benefits.................................................    15

     Section 6.14       Events Since Audited Statements..................................................    16

     Section 6.15       Compliance with Environmental Laws...............................................    17

     Section 6.16       Labor Relations..................................................................    18

     Section 6.17       Intellectual Property............................................................    19

     Section 6.18       Full Disclosure..................................................................    19



ARTICLE VII       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.....................................    19

     Section 7.1        Validity.........................................................................    20

     Section 7.2        Stock Ownership..................................................................    20

     Section 7.3        Alienability of Shares...........................................................    20

     Section 7.4        Transactions with Affiliates.....................................................    20

     Section 7.5        Full Disclosure..................................................................    20

     Section 7.6        Business Knowledge...............................................................    20

     Section 7.7        Innovatech Representations.......................................................    22

     Section 7.8        Survival.........................................................................    22


ARTICLE VIII      REPRESENTATIONS AND WARRANTIES AND COVENANTS OF BENTLEY & NEWCO........................    22

     Section 8.1        Organization and Authority.......................................................    22

     Section 8.2        Contravention; Validity..........................................................    23
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                                     -iii-

                                TABLE OF CONTENTS
                                  (continued)

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     Section 8.3        Bentley Financial Statements.....................................................    23

     Section 8.4        Full Disclosure..................................................................    24

     Section 8.5        Class B Shares...................................................................    24

     Section 8.6        Delivery of Financial Statements.................................................    24

     Section 8.7        Survival.........................................................................    24

     Section 8.8        Dividends........................................................................    24



ARTICLE IX        INDEMNIFICATION........................................................................    24

     Section 9.1        By the Stockholders..............................................................    24

     Section 9.2        By Bentley and Newco.............................................................    24

     Section 9.3        Procedure........................................................................    24

     Section 9.4        Limitations......................................................................    25



ARTICLE X         MISCELLANEOUS..........................................................................    26

     Section 10.1       Confidentiality of Agreement.....................................................    26

     Section 10.2       Entire Agreement.................................................................    26

     Section 10.3       Notices..........................................................................    26

     Section 10.4       Amendments; Modifications........................................................    27

     Section 10.5       Assignment.......................................................................    27

     Section 10.6       Severability.....................................................................    27

     Section 10.7       Waiver...........................................................................    27

     Section 10.8       Governing Law....................................................................    27

     Section 10.9       Arbitration......................................................................    28

     Section 10.10      Expenses.........................................................................    28

     Section 10.11      Counterparts.....................................................................    28

     Section 10.12      Construction.....................................................................    28

     Section 10.13      Knowledge........................................................................    28

     Section 10.14      Currency.........................................................................    28

     Section 10.15      Time of Essence..................................................................    29

     Section 10.16      Language.........................................................................    29

     Section 10.17      Headings.........................................................................    29

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this 26th day of April, 2000 among Bentley Systems, Incorporated, a Delaware corporation with an address of 690 Pennsylvania Drive, Exton, Pennsylvania, 19341, USA ("Bentley" or "Buyer"), 9090-0960 Quebec Inc., a company formed under the laws of the Province of Quebec, Canada ("Newco"), 9090-0952 Quebec Inc., a company formed under the laws of the Province of Quebec, Canada ("QuebecCo"), HMR Inc., a company formed under the laws of the Province of Quebec, Canada, with an address of 1924 Avenue du Cheminot, Beauport, Quebec, Canada G1E 4MI ("HMR" or the "Company"), Societe Innovatech Quebec et Chaudiere Appalaches ("Innovatech"), and the holders of the remaining outstanding shares of the capital stock of the Company ("Shares") whose names are set forth on Schedule 1 attached hereto (the persons listed on Schedule 1 hereafter called "Stockholders" and, individually, a "Stockholder").

         WHEREAS, the Company is engaged in the development, distribution and licensing of computer software; and

         WHEREAS, Bentley is the owner of 11,334 Class A Shares of the Company, representing 25% of the Company's outstanding Class A Shares and Innovatech and the Stockholders collectively own 34,000 Class A Shares representing 75% of the Company's outstanding class A Shares, 900,000 Class B Shares and 3,766 Class D Shares of the Company.

         WHEREAS, QuebecCo is a direct wholly-owned subsidiary of Bentley and Newco is an indirect wholly-owned subsidiary of Bentley;

         (DELETION)

         WHEREAS, the parties hereto desire to provide for the sale by
(a) Innovatech of all of its shares in the capital of the Company to Bentley in exchange for Class B common stock of Bentley ("Buyer Stock") and (b) the Stockholders of all of their shares in the capital of the Company to Newco in exchange for Exchangeable Shares, which shall constitute the economic equivalent of shares of Class B common stock of Bentley ("Buyer Stock"); and

         WHEREAS, the Exchangeable Shares shall give the holders thereof all of the economic benefits of Buyer Stock, as if such holders held shares of Buyer Stock;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                         ARTICLE I. CERTAIN DEFINITIONS

         Section 1.1 "Affiliate" of a person shall mean a person who or which is Controlled by, Controls or is under common Control with, such person.

         Section 1.2 "Agent" shall mean Stylianos Camateros who is hereby appointed by Innovatech and the Stockholders to act as their agent. Copies of all correspondence and notices addressed to the Agent (acting in such capacity) shall also be sent to Mr. Paul Grenier at the address set forth in Section 11.3. The Agent shall forward to Innovatech and the Stockholders all correspondence addressed to him by HMR or Bentley in his capacity as agent and all such correspondence shall be deemed to have been received by Innovatech and the Stockholders upon receipt thereof by the Agent. Upon written notice given to HMR and Bentley, Innovatech and the Stockholders may, by a vote of Innovatech and those Stockholders holding a majority of the Shares held by Innovatech and the Stockholders, designate another Stockholder as the Agent.

         Section 1.3 "Business" shall mean the business of development, distribution and license of computer software carried on by the Company.

         Section 1.4 "Capital Lease" shall mean any lease which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

         Section 1.5 "Capitalized Lease Obligations" shall mean the aggregate amount which, in accordance with Canadian generally accepted accounting principles, is required to be reported as a liability on the balance sheet of HMR at such time in respect of HMR's interest as lessee under a Capital Lease.

         Section 1.6 "Control" shall mean either (1) (i) holding 50% or more of the outstanding voting securities (including therein securities which upon conversion entitle the holder thereof to vote on the election of directors or persons fulfilling similar functions) of a corporation, or (ii) in the case of an entity that has no voting securities, having the right to 50% or more of the profits of the entity, or having the right in the event of dissolution to 50% or more of the assets of the entity; or (2) having the contractual power to designate 50% or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. "Controlled" and "Controlling" shall have a concomitant meaning.


         Section 1.7. "Guaranty", with respect to any Person shall mean all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation or investment of any other Person, in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or investment or any property or assets constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or investment; or (d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof.

         Section 1.8 "Indebtedness", with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits), which in accordance with Canadian generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected (a) indebtedness, obligations and liabilities secured by any Lien on Property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of Capital Leases and (c) all Guaranties of any of the above.

         Section 1.9 "Indebtedness for Money Borrowed", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit, bankers' acceptances, interest rate swaps or other financial products;
(c) all obligations of such Person to pay the deferred purchase price of assets or services, exclusive of trade payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof; (d) all Capitalized Lease Obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of such obligation or liability; and (f) any Guaranties of such Person of any Indebtedness for Money Borrowed of another Person.

         Section 1.10 "Investment" shall mean as applied to any Person (a) any direct or indirect purchase or other acquisition by such Person of stock or other securities of or any partnership interest in any other Person, or (b) any direct or indirect loan (including, without limitation, any guaranties), advance or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and (c) any direct or indirect purchase or other acquisition by such Person of any assets other than assets used in the ordinary course of business.

         Section 1.11 "Lien" shall mean, any interest in property securing an obligation owed to any Person other than the owner of the property, or a claim to have any interest in property securing an obligation by any Person, whether such interest shall be based on the Civil Code of Quebec or any other statute or on a contract, whether or not such interest shall be recorded or published or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, hypothecation, security agreement, priority, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, tender and deposit, consignment or bailment for security purposes.

         Section 1.12 "Material Adverse Effect" shall mean a material adverse effect on the business, earnings, properties, or condition (financial or other) of the Company (including its Subsidiaries); provided that, for there to be a Material Adverse Effect it shall be necessary that there be an actual loss, claim, liability or damage.

         Section 1.13 "Person" shall mean any individual, company, legal person, corporation, partnership, entity, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

         Section 1.14 "Software" shall mean (i) the software program "Descartes" and derivative works thereof and successor technologies thereto developed by or for HMR and (ii) any other software or intellectual property rights (including, but not limited to, patents, copyrights, trademarks or trade secrets) developed by or for HMR and useful in the CAD/CAMJCAE/CIS MAPPING/AM/FM markets (as defined by Daratech, Inc. of Cambridge, MA).

         Section 1.15 "Subsidiary" shall mean any corporation 50% of the outstanding shares of voting stock or similar interest of which are owned, directly or indirectly, by HMR. References to the "Subsidiary" shall be references to HMR USA, Inc., a wholly-owned Delaware Subsidiary.


                          ARTICLE II. THE ACQUISITION

         Section 2.1 Purchase and Sale of Shares. On the terms, provisions and conditions set forth herein, and in reliance upon the warranties and representations contained herein, Newco shall purchase and Innovatech and the Stockholders shall sell, transfer and assign to Newco, in the proportions set forth in Schedule 2.1, all of the Shares.

         Section 2.2 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") shall be payable by the issuance by Bentley to Innovatech of an aggregate of 40,274 shares of Buyer Stock and by Newco to the Stockholders of an aggregate of 221,318 Exchangeable Shares, to be issued and delivered to the individual Stockholders in the proportions set forth in Schedule 2.1, provided that in the event that Schedule 2.1 provides for the issuance of fractional shares, the number of Exchangeable Shares to be issued will be rounded upwards to the next highest whole number.

         Section 2.3 Agreements. At Closing (i) each of Bentley or Newco, as the case may be, shall pay the Purchase Price to Innovatech and to the Stockholders and (ii) Buyer, Newco and the Stockholders shall enter into a support agreement (the "Support Agreement") on mutually satisfactory terms.

         Section 2.4 Capitalization of Company. At closing, the Articles of Newco shall provide for authorized capital consisting of (i) a class of voting common shares, all of the issued and outstanding shares of which shall initially be held by QuebecCo and (ii) a class of non-voting preferred shares (the "Exchangeable Shares") having the rights, privileges, restrictions and conditions set forth in Annex C (the "Exchangeable Share Provisions"), each share of which shall (A) entitle the holder thereof to dividend rights equal to the per share dividend rights of Buyer Stock, (B) subject to the Liquidation Call Rights, entitle the holder on liquidation of Newco to receive in exchange for each Exchangeable Share one share of Buyer Stock, (C) subject to the Retraction Call Right, entitle the holder, at his election at any time and from time to time for a period commencing on the Closing Date and ending on December 31,

2002, upon thirty days written notice given by such holder to Newco, to require Newco to redeem all of the holder's Exchangeable Shares and to exchange the same, on a share for share basis, for shares of Buyer Stock (the "Right of Retraction") and (D) subject to the Redemption Call Right, entitle Newco to redeem on the "Automatic Redemption Date", as defined in the Exchangeable Share Provisions, the outstanding Exchangeable Shares and to exchange the same, on a share-for-share basis, for the shares of Buyer Stock.

         Section 2.5 Rights and Obligations of Buyer, QuebecCo and Holders of Exchangeable Shares.

         The terms and conditions of the Liquidation Call Right, Retraction Call Right and Redemption Call Right are set forth in Annex D hereto and made a part hereof.

         Section 2.6 Section 85 Elections. Newco and the Stockholders agree to jointly elect in prescribed form and within the prescribed time under subsection 85(1) of the Income Tax Act (Canada) and relevant provisions of any applicable provincial legislation at the respective amounts selected by each Stockholder to be the proceeds of disposition and the cost of the Shares sold hereunder. Newco will also collaborate with the Stockholders for any late election made by a Stockholder under the foregoing provisions.


                           ARTICLE III. THE CLOSING

         Section 3.1 Time; Location. Subject to the conditions contained herein, the closing shall be held on April 26, 2000 at 10:00 a.m., local time, (the "Closing Date") at the offices of Heenan Blaikie Aubut, Quebec, QUE, or at such other time and place as the parties agree (the "Closing").

         Section 3.2 Innovatech Documents. At Closing, Innovatech shall execute and deliver or cause to be executed and delivered to Bentley free and clear of all Liens, certificates representing its respective Shares, each of which shall be duly endorsed share certificates or other instruments, as the case may be, representing the number of Shares being exchanged for Buyer Stock.

         Section 3.3 Stockholder Documents. At Closing, each Stockholder shall execute and deliver or cause to be executed and delivered to Newco free and clear of all Liens, certificates representing his or its respective Shares, each of which shall be duly endorsed share certificates or other instruments, as the case may be, representing the number of Shares being exchanged for Exchangeable Shares.

         Section 3.4 Bentley Documents. At Closing, Bentley shall deliver to Innovatech and Newco shall deliver to each Stockholder certificates representing the number of shares of Buyer Stock or Exchangeable Shares, as the case may be, due to each Stockholder pursuant to Section 2.1 hereof and such shares of Buyer Stock or Exchangeable Shares shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all Liens.

         Section 3.5 [Reserved]

         Section 3.6 Employment Agreement at Closing. At Closing, Stylianos Camateros ("Camateros") shall enter into an Employment Agreement with the Company on terms mutually agreeable to them.

         Section 3.7 Employee Stock Options. As of the Closing, Bentley shall grant 50,000 stock options to certain key employees of the Company (the "Key Employees") as agreed to by Bentley and Mr. Camateros. The stock options shall be granted to the Key Employees upon the terms and conditions applicable under the Bentley Systems, Incorporated 1997 Stock Option Plan, as amended.

         Section 3.8 Stock Legend.

                  (a) All certificates representing Exchangeable Shares (the "Certificates") shall bear the following legends (and/or legends to the same effect in French if required by applicable law):

                  "This certificate is held subject to a Stock Purchase Agreement (including the Annexes thereto) among Newco (the "Company"), its Stockholders and Bentley Systems, Incorporated and this certificate and the shares in the capital of the Company represented hereby are transferable only in accordance with the terms, conditions and restrictions of such agreement, copy of which is on file at the principal office of the Company. All transfers of stock shall be void unless made in compliance with such agreement.

Newco and the Stockholders shall cause such legend to be affixed on the Certificates simultaneously with the execution of this Agreement.

                  (b) The certificates representing shares of Buyer Stock shall bear an appropriate legend describing restrictions on resale under applicable securities laws.

         Section 3.9 Liens. The Stockholders will not subject any of their Exchangeable Shares to any Lien and will not dispose thereof, except in accordance with the Exchangeable Share Provisions.

        ARTICLE IV. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY,
                         INNOVATECH AND THE STOCKHOLDERS

         The obligations of the Company, Innovatech and the Stockholders hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

         Section 4.1 Accuracy of Representations and Warranties. The representations and warranties of Bentley contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         Section 4.2 Performance of Agreement. Bentley shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         Section 4.3 [Reserved]

         Section 4.4 Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have an adverse effect on the conduct of the Business or impose any additional financial obligation on, or require the surrender of any right by, the Company or the Stockholders.

         Section 4.5 Opinion of Counsel. The Company, Innovatech and the Stockholders shall have received the favorable opinion of Schnader Harrison Segal & Lewis LLP (supplemented, to the extent necessary, by the legal opinion of Goodman Phillips & Vineberg, Canadian counsel for Bentley and Newco), in form mutually satisfactory to the parties.

         Section 4.6 Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be satisfactory to counsel for the Company, Innovatech and the Stockholders, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         Section 4.7 Governmental Approvals. All required governmental approvals or consents, if any, shall have been obtained. The parties shall cooperate in obtaining any such approvals or consents.

         Section 4.8 Due Diligence. The Company, Innovatech and the Stockholders shall have completed their business and legal due diligence review of Bentley, and the results of such review shall not have revealed any facts, circumstances, documents, agreements, arrangements, conditions or events unsatisfactory to the Company and the Stockholders in their reasonable discretion.

         Section 4.9 Agreements. Bentley and Newco shall have entered into the Support Agreement.


             ARTICLE V. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                BENTLEY AND NEWCO

         The obligations of Bentley and Newco hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         Section 5.1 Accuracy of Representations and Warranties. The representations and warranties of the Company, Innovatech and the Stockholders contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         Section 5.2 Performance of Agreement. The Company, Innovatech and the Stockholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them at or prior to the Closing Date.

         Section 5.3 [Reserved]

         Section 5.4 Agreements. Camateros shall have executed and delivered his Employment Agreement, and the Stockholders shall have entered into the Support Agreement.

         Section 5.5 Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity and legality of the transactions contemplated hereby.

         Section 5.6 Opinion of Counsel. Bentley shall have received the favorable opinion of Heenan Blaikie Aubut, counsel for the Company and the Stockholders, in form mutually satisfactory to the parties.

         Section 5.7 Actions or Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Bentley and Newco, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         Section 5.8 Governmental Approvals. All required governmental approvals or consents, if any, shall have been obtained. The parties shall cooperate in obtaining any such approvals or consents.

         Section 5.9 License Agreement. The Company and Groupe Hauts-Monts, Inc. shall have entered into a License Agreement on terms mutually satisfactory.

         Section 5.10 Due Diligence. Bentley shall have completed its business and legal due diligence review of the Company, and the results of such review shall not have revealed any facts, circumstances, documents, agreements, arrangements, conditions or events unsatisfactory to Bentley in its reasonable discretion.

                  ARTICLE VI . REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         Simultaneously with the execution of this Agreement, the Company hereby makes the following representations and warranties to Bentley and Newco:

         Section 6.1 Organization and Authority.

                  (a) The Company:

                           (i) is a corporation duly incorporated and/or
                  organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                           (ii) has all requisite power and authority (corporate
                  and other) to own, lease, operate or otherwise hold its properties, to conduct its business as currently conducted as currently proposed to be conducted; and

                           (iii) if applicable, to the knowledge of the Company,
                  is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (provided that, as to the Company, the foregoing representation is limited to Canada and its Provinces).

                  (b) The Subsidiary:

                           (i) is a corporation duly incorporated and/or
                  organized, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) has all requisite power and authority (corporate
                  and other) to own, lease, operate or otherwise hold its properties, to conduct its business as currently conducted and as currently proposed to be conducted; and

                           (iii) is duly licensed or qualified to do business as
                  a foreign corporation and, to the knowledge of the Company, is in good standing in the States of Delaware and Maryland.

                  (c) True, complete and accurate copies of the articles of incorporation and bylaws Company and each Subsidiary are attached as Schedule 6.1.

         Section 6.2 Capital Stock. On the date hereof, the authorized capital of the Company consists of (i) an unlimited number of Class A, Class B and Class C Shares and (ii) 4,500 Class D Shares. On the date hereof, there are 45,334 Class A Shares, 900,000 Class B Shares and 3,766 Class D Shares issued and outstanding, which are owned of record and beneficially by Innovatech and the Stockholders and Bentley (as to 11,334 Class A Shares). There are no unpaid dividends other than accrued and unpaid dividends on Class B Shares or

Class D Shares. On the date hereof the authorized capital of each Subsidiary is as set forth on Schedule 6.2 attached hereto and there is issued and outstanding such number of shares of any class as is set forth on Schedule 6.2, all of which are owned by the Company. All outstanding shares in the capital of the Company and the Subsidiaries have been duly authorized, validly issued and are fully paid, nonassessable and free of pre-emptive rights. There are no options, warrants, calls or other rights, agreements or commitments relating to the purchase from or issuance by the Company or any Subsidiary of any shares of its capital stock, including any right of conversion (except for rights of conversion relating to the Class D Shares) or exchange, actually or contingently, under any outstanding security or other instrument. Except for any required Board and shareholders' approvals (which approvals have been obtained), no further approval or authority of the Company's shareholders or Board of Directors will be required for the sale of the Shares contemplated herein. Except as set forth in Schedule 6.2 hereto, there are no voting trusts, escrow agreements or other agreements or understandings with respect to the voting, ownership, control, dividend rates or disposition of any shares of the Company.

         Section 6.3 Contravention; Validity.

                  (a) The execution, delivery and performance by the Company of this Agreement and each of the other documents and agreements related to any of the foregoing, the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with all of the provisions of this Agreement will not with or without the giving of notice, the passage of time or both, (i) to the Company's knowledge, result in any breach or violation of, or conflict with, any Canadian statute or Canadian law (including any judicial decision), or result in any breach or violation of, or conflict with, any judgment, writ, injunction, order, Canadian rule, award, decree or Canadian regulation of any court, Canadian governmental authority or arbitration board or other tribunal; (ii) except as set forth in Schedule 6.3, violate or result in any breach of any of the provisions of, or constitute a default under, give rise to a right of termination or cancellation of, or accelerate the performance (collectively, a "Breach") required by any terms of, as the case may be, any indenture, mortgage, agreement, lease, license, note, permit, franchise, contract, deed of trust or other instrument to which Company, any Subsidiary or any of their properties is a party or by which it or any of their properties may be bound, or result in the creation of any Lien upon any of the properties, or assets owned the Company, any Subsidiary or any of their properties, which Breach would have a Material Adverse Effect; or (iii) violate or conflict with any provision of the articles of incorporation, the by-laws, or other governing agreement of the Company or any Subsidiary.

         References to "Canada" in this Agreement shall include the federal government of Canada, Canada's Provinces and any political subdivisions thereof and any successor or successors to the foregoing.

                  (b) This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 6.4 Consents. The execution, delivery and performance of this Agreement, and all other documents and agreements related hereto have been duly authorized by all necessary corporate action on the part of the Company and do not and will not require any consent or approval of any Person (excluding, however, from the definition of "Person" any governmental entities or any authorization, consent or approval by or registration, qualification, declaration or filing with, or notice to any Canadian, state, provincial, municipal or other Canadian governmental body, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than any such consents or approvals which the failure to so obtain would not have a Material Adverse Effect. To the knowledge of the Company, each of the Company and the Subsidiaries has obtained all consents, approvals, licenses, franchises, permits, waivers, registrations or authorizations of, made all declarations or filings with, and given all notices to (collectively, "approvals"), all Canadian, state provincial, or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company and each Subsidiary of its respective businesses as now conducted or as proposed to be conducted. All approvals are held free from burdensome restrictions or material conflicts with the rights of others.

         Section 6.5 Subsidiaries and Partners. The Company has no Subsidiaries other than those Subsidiaries set forth in Schedule 6. 5 hereto. Except as set forth in Schedule 6.5 hereto, the Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any corporation and does not, directly or indirectly, exercise Control or have the ability, directly or indirectly to exercise Control, over any Person. Schedule
6.5 correctly sets forth as to each Subsidiary its name and the jurisdiction of its incorporation. Except as set forth in Schedule 6.5, all of the outstanding shares of the capital stock of each class of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and are owned, beneficially and of record, by the Company free and clear of any Liens. Except as set forth in Schedule 6.5, there is no outstanding right, warrant, option, call or other agreement or commitment of any kind to purchase or issue the capital stock or any other equity interest of any of the Subsidiaries and there is no outstanding security of any kind convertible into capital stock or any other equity interest of any of the Subsidiaries.

         Section 6.6 Financial Statements. The Company has furnished to Bentley and Newco complete and accurate copies of (i) audited financial statements of the Company for the two fiscal years ended immediately prior to the Closing Date (the "Audited Statements") and (ii) unaudited financial statements for the 3, 6 or 9 month period, as the case may be, ended immediately prior to the Closing Date (the "Unaudited Statements" and, together with the Audited Statements, the "Financial Statements"), copies of which are attached as Schedule 6.6. The Audited Statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), applied on a consistent basis during the respective periods. The financial results and financial position of the Company, as shown in the Unaudited Statements, are not substantially different from what the Company's financial position and results would have been had the Unaudited Statements been prepared in accordance with GAAP. The Audited Statements are true, correct and complete and present fairly the assets, liabilities, retained earnings, profit and loss and the financial position of the Company as of such dates and the results of its operations and changes in cash flows for such periods. The Unaudited Statements are substantially true, correct and complete and substantially and fairly present the assets, liabilities, retained earnings, profit and loss and the financial position of the Company as of such dates and the results of its operations and changes in cash flow for such periods. The Company does not have any material obligation or liability, individually or in the aggregate, of the nature required to be disclosed on a balance sheet prepared in accordance with GAAP that is not disclosed by the Audited Statements. Schedule 6.6 sets forth a list and description of all outstanding Indebtedness for Money Borrowed of the Company as of ten (10) days prior to the date of this representation. Except as disclosed in Schedule 6.6, since the date of the most recent Audited Statements delivered to Bentley and Newco pursuant to this Section 6.6 there has not been, occurred or arisen any material adverse change in, or any event, condition or state of facts which materially and adversely affects, or threatens to affect in a material and adverse manner, the business, earnings, prospects, properties or condition (financial or otherwise) of the Company. Since such date, the Company has not directly or indirectly declared, ordered, paid, made or set apart any sum or property for any dividends or other distribution or agreed to do so except as set forth in Schedule 6.6.

         Section 6.7 Licenses, Registrations, etc. To the Company's knowledge, the Company and its properties are in compliance with the requirements of all Canadian regulatory agencies and authorities, and no Canadian regulatory agency or authority has taken any action, or threatened to take any action by written notice to the Company to revoke or suspend any approval necessary for the conduct of such business as now conducted and as proposed to be conducted.

         Section 6.8 Title to Properties; Leases. Except as disclosed in the Financial Statements and as set forth in Schedule 6.8 and except as disclosed in this Agreement or in the other attached Schedules, each of the Company and the Subsidiaries is the sole owner of, and has good, indefeasible and marketable title free and clear of all Liens to all assets and properties reflected as being owned by it on the Financial Statements, as well as to all assets and properties acquired since the date of the most recent Audited Statements (except property disposed of since such dates in the ordinary course of business), including without limitation the Software. Each of the Company and the Subsidiaries has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are valid, subsisting and in full force and effect and none of such leases is in default on the part of the Company or any Subsidiary nor, to the knowledge of the Company, on the part of any other Person.

         Each of the Company and the Subsidiaries has the right (subject to such limitations as may exist under Canadian or Quebec law) to use its corporate name.

         Section 6.9 Compliance with Other Instruments, etc. Neither the Company nor any Subsidiary is: (a) in violation of any term of its articles of incorporation, by-laws or other governing agreement; or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness for Money Borrowed or any other evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness for Money Borrowed or other evidence of Indebtedness has been issued; or (ii) to the Company's knowledge, any other material instrument or agreement to which it is a party or by which it is bound or any of its properties is affected by it.

         Section 6.10 Contracts and Binding Commitments.

                  (a) Subject to Paragraph (b), the Company has furnished to Bentley and Newco a correct and complete copy, or if none exists, written descriptions of all of the following contracts, agreements or arrangements (in each case, whether written or oral) to which it or a Subsidiary is a party or by which any of its or any Subsidiary's assets or properties are or may be bound (such contracts described in the following Paragraphs (i) through (viii) being referred to as the "Contracts"), as such Contracts may have been amended, modified or supplemented:

                           (i) All contracts out of the ordinary course of
                  business and not cancelable upon 30 days notice or involving the payment of more than CAN $75,000;

                           (ii) All contracts or similarly binding arrangements
                  with any Person containing any provision or covenant limiting the ability of the Company or any Subsidiary to engage in any line of business or compete with any Person or limiting the ability of any Person to compete with the Company or any Subsidiary and all Contracts requiring the Company or any Subsidiary to keep information secret or confidential;

                           (iii) All contracts relating to the borrowing of
                  money, or the direct or indirect Guaranty of any obligation for, or contract to service the repayment of, borrowed money or any other liability in respect of Indebtedness for Money Borrowed of any other Person;

                           (iv) All contracts relating to the future disposition
                  or acquisition of (A) any Investment in any Person, (B) any interest in any business enterprise or (C) any material interest in property, and all contracts requiring the Company or any Subsidiary to purchase any security, business enterprise or any property;

                           (v) Each employment or consulting contract or any
                  other arrangement or agreement entered into by the Company or a Subsidiary with an Affiliate;

                           (vi) Each contract (other than contracts cancelable
                  upon 90 days notice) involving payments of more than CAN $75,000 during its term for the purchase of materials, supplies, property or services;

                           (vii) All contracts between (x) the Company or any
                  Subsidiary and (y) Affiliates of any director, stockholder, officer, partner or employee of the Company; and

                           (viii) All other contracts material to the operations
                  of the business of the Company or any Subsidiary.

                  (b) To the Company's knowledge, and except as set forth in
Schedule 6.10, all of the Contracts are valid and binding in all respects and enforceable in accordance with their terms and are in full force and effect. The Company or the Subsidiary, as the case may be, and to the knowledge of the Company, and except as set forth in Schedule 6.10 each other party to the Contracts, has performed in all material respects all obligations required to be performed by them to date, except, in each case, where the failure to so perform would not have a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, and except as set forth in Schedule 6.10, any other party to any of the Contracts, is in or claimed to be in material breach or default in any respect under any term or provision of any of the Contracts, except where any such breach would not have a Material Adverse Effect. To the Company's knowledge and except as set forth in Schedule 6.10, the execution and implementation of this Agreement will not result in the termination of any of the Contracts under the express terms thereof, will not require the consent of any party thereto and will not bring into operation any other provision thereof nor result in a breach or default thereunder. To the Company's knowledge, and except as set forth in Schedule 6.10, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by the Company. To the best knowledge of the Company, and except as set forth in Schedule 6.10, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any other party to any of the Contracts.

                  (c) Neither the Company nor any Subsidiary is a party to or bound by (nor is any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any Canadian governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which could have a Material Adverse Effect.

         Section 6.11 Compliance with Law, etc. To the Company's knowledge, (i) the Company is in full compliance with all Canadian laws and ordinances and all governmental rules and regulations to which it is subject, and (ii) each Subsidiary is in full compliance with all laws and ordinances and all governmental rules and regulations to which it is subject, except, in each case where the failure so to comply could not have a Material Adverse Effect. The Company is not in default with respect to any order, ruling, decision, finding, writ, proceeding, injunction, judgment or decree (collectively, "Order") of any court or any Canadian governmental or public body, department, official, authority or any agency or any arbitrator or arbitration panel, except where such default would not have a Material Adverse Effect. No Subsidiary is in default with respect to any Order of any court or other governmental or public body, department official, authority or agency or any arbitrator or arbitration panel, except where such default would not have a Material Adverse Effect.

         Section 6.12 Pending Litigation, etc. There is no claim, action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of or against the Company or any Subsidiary) in any court or by or before any other governmental or public body, department, official authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, directors, employees, agents or affiliates, or any of their properties that, either individually or in the aggregate, (a) could have a Material Adverse Effect or (b) could question the validity or enforceability of this Agreement.

         Section 6.13 Taxes/Pensions/Employee Benefits.

                  (i) Except as set forth in Schedule 6.13, all returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Company (all such returns and reports herein referred to collectively as "Tax Returns" or singularly as a "Tax Return", have been filed with the appropriate taxation authority on or before the Closing Date, and all taxes shown to be due and payable on such Tax Returns or related to such have been paid in full prior to the Closing Date or provision for the payment thereof has been made in the Company's accounts;

                  (ii) all Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed in all respects, fairly present or will fairly present in all respects the information purported to be shown therein, and reflect or will reflect all liabilities for the periods covered by such Tax Returns; Except as set forth in
Schedule 6.13, none of such Tax Returns is now under audit or examination by any taxation or other authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax, and there are no agreements, suits or similar proceedings now pending or, to the knowledge of the Company, threatened against the Company with respect to any Tax, and there are no matters under discussion with any taxation or other authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                  (iii) the Company does not have any liability, obligation or commitment for the payment of Taxes and the Company is not in arrears with respect to any required withholdings or installment payments or any tax of any kind. Neither the Canada Customs and Revenue Agency nor any other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes against the Company and there are no disputes as to any taxes payable by the Company;

                  (iv) the Company is and will not become liable to pay any tax pursuant to Section 183.1 of the Income Tax Act (Canada) in respect of or as a result of the transaction herein contemplated;

                  (v) the Company has not made any election under Section 85 of the Income Tax Act (Canada) with respect to the acquisition or disposition of any property;

                  (vi) the Company has not made any election under Sub-Section 83(2) of the Income Tax Act (Canada) with respect to payment out of a capital dividend account;

                  (vii) the Company has not discontinued carrying on any business in respect of which any non-capital losses were incurred;

                  (viii) the Company has made all elections required to be made under the Income Tax Act (Canada) in connection with any distributions and all such elections were true and correct and in prescribed form and were made within the prescribed time periods;

                  (ix) since its date of incorporation, the Company has been a "Canadian-controlled private corporation" within the meaning of the Income Tax Act (Canada);

                  (x) neither the Company nor its directors, officers of employees are aware of any tax liabilities or any grounds which would prompt a reassessment, including aggressive treatment of income and expenses in filing earlier Tax Returns;

                  (xi) the Company has not made or been a party to any election under Sections 150(1), 156(1), 227(1) or 273(1) of the Excise Tax Act of Canada;

                  (xii) the preceding representations and warranties in this
Section 6.13 which refer to the Income Tax Act (Canada) are true and correct with respect to the same or equivalent provisions, if any, of the Quebec Taxation Act or any other provincial taxation legislation; and

                  (xiii) except as disclosed in Schedule 6.13 the Company does not have in effect and has not announced or publicly proposed to have in effect any bonus, deferred compensation, pension, profit sharing, retirement, severance, stock option, group insurance, death benefit, welfare or other employee benefit plan, arrangement or policy whether formal or informal, for the benefit of any of its employees or former employees (each a "Benefit Plan"). Except as disclosed in Schedule 6.13 the Company does not have any commitment, whether formal or informal to create any additional such Benefit Plan. All Benefit Plans disclosed on Schedule 6.13 have been duly registered where required by, and in good standing under, all applicable legislation and the Company has fulfilled its funding obligations under all such plans and no past service funding liabilities exist thereunder. Except as disclosed in Schedule
6.13 each Benefit Plan has been administered materially in with its terms. Except as disclosed in Schedule 6.13 there are no pending investigations by any governmental entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability.

         Section 6.14 Events Since Audited Statements.

                  (a) Except as set forth in Schedule 6.14, since the last day of the fiscal year to which the most recent Audited Statements relate there has not been:

                           (i) Any material change in the business policies or
practices of the Company or any Subsidiary;

                           (ii) Any damage, destruction or loss (whether or not
covered by insurance) which has had or could reasonably be expected in the judgment of a prudent business person to have a Material Adverse Effect;

                           (iii) Any Indebtedness for Money Borrowed incurred by
the Company or any Subsidiary or any commitment to borrow money entered into or any Guaranty given by the Company or any Subsidiary;

                           (iv) Any amendments to the articles of incorporation
or to the by-laws of the Company or any Subsidiary;

                           (v) Any change in any method of accounting or
accounting practice by the Company or any Subsidiary;

                           (vi) Any amendment, modification, alteration or
termination of any contract, agreement or license to which the Company or any Subsidiary is a party, which could reasonably be expected in the judgment of a prudent business person to have a Material;

                           (vii) Any waiver of any rights of material value or
any cancellation of any material claims, debts or accounts receivable owing to the Company or any Subsidiary;

                           (viii) Any employment bonus, incentive or deferred
compensation agreement or arrangement between the Company or any Subsidiary and an Affiliate, director, officer or other employee or consultant of the Company; or

                           (ix) Any change in or agreement to change or modify
the terms of any stock option, stock plan or any employee benefit plan of the Company or any Subsidiary (if any exist).

         Section 6.15 Compliance with Environmental Laws.

         To the Company's knowledge, the Company is in compliance with all, and has not violated any, Environmental Laws and the Company is in compliance with all, and has not violated judgments, injunctions, notices or demand letters issued pursuant thereto.

         Without restriction as to the generality of the foregoing:

                           (i) To the Company's knowledge, there are no
Hazardous Substances at, or transportation thereof from, any site or facility owned, leased or operated by the Company except in accordance with all applicable Environmental Laws;

                           (ii) To the Company's knowledge, the Company as
secured all Environmental Permits necessary to the conduct of its business and operations;

                           (iii) The Company has not received any request for
information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance and has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Laws;

                           (iv) To the Company's knowledge, the Company does not
own, operate or lease and did not at any previous time own, operate or lease any real (immoveable) property, improvements or related assets wherein PCB's asbestos or urea formaldehyde insulation is or has been present or contained in any;

                           (v) To the Company's knowledge, the Company has not
transported any Hazardous Substance or arranged for the transportation of any such substance to any location which is not listed and duly authorized pursuant to the Environmental Laws and discharged, disposed;

                           (vi) The Company has not failed to report to the
proper authorities the occurrence of each event which is required to be so reported by the Environmental Laws, and has provided Purchaser with true and complete copies of all such reports and all correspondence relating thereto.

         For the purposes hereof:

         The expression "Environmental Laws" includes any federal, provincial, state or municipal law, by-law, rule, regulation, decree, code, guideline, standard, order or ordinance of any country or political subdivision relating to the environment including those relating to (i) the control of any potential pollutant or the protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances considered to be harmful, or (iv) the release of any Hazardous Substance (as defined below) into the environment; and

         The expression "Hazardous Substance" includes any substance, waste, solid, liquid or gaseous matter, petroleum or petroleum derived substance, micro-organism, sound, vibration, ray, heat, odor, radiation, energy vector, plasma, organic or inorganic matter, whether animate or inanimate, transient reaction intermediate or any combination of the above deemed hazardous, hazardous waste, solid waste, toxic or pollutant a deleterious substance, a contaminant or source of pollution or contamination under any Environmental Law, or by any federal, provincial, state or municipal government, governmental agency, minister, deputy-minister, governor-in-council, lieutenant governor-in-council, or any tribunal or board.

         Section 6.16 Labor Relations. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                           (i) holds bargaining rights with respect to any of
the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

                           (ii) has applied to be certified as the bargaining
agent of any of the Company's employees; or

                           (iii) has applied to have the Company declared a
related employer pursuant to the provisions of applicable law.

         There is no unfair labor practice charge or complaint with respect to employees of the Company pending before any agency or board, there is no labor strike, picketing, slowdown or work stoppage or lock out actually pending or, to the Company's knowledge, threatened against or affecting the Company or any of its operations, and the Company has not experienced any strike, slowdown or work stoppage, lock out or other collective labor action by or with respect to its employees, there are no charges with respect to or relating to the Company before any commission, agency or body responsible for the prevention of unlawful employment practices, the Company has no notice from any federal, provincial, local or other agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any of its business or employment practices and no such investigation is in progress, and the Company, to its knowledge, is in compliance with all applicable laws relating to employment and employment faces, wages, hours and terms and conditions of employment with respect to employees, eluding part-time employees (if any).

         "Company" shall include any Subsidiary for purposes of this Section
6.16.

         Section 6.17 Intellectual Property. Attached as Schedule 6.17 is a true, complete and correct schedule which describes all of the patents (including all reissues, divisions, continuations and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations or applications therefor and proprietary computer software (including the Software) or similar property owned by the Company or any Subsidiary, and all licenses, franchises, permits, authorizations, agreements and arrangements that concern any of the foregoing that concern like items owned by others and used by the Company or any Subsidiary ("Intellectual Property"). Except as indicated on Schedule 6.17, the Intellectual Property is owned by the Company or a Subsidiary free and clear of all Liens whatsoever. Except as indicated on Schedule 6.17, no licenses have been granted with respect to such Intellectual Property. Neither the Company nor any Subsidiary has received notice of any claims by a third party suggesting or asserting that its use of the Intellectual Property or any of its activities in the conduct of its business as presently conducted infringes the Intellectual Property of any third party. Except as set forth on Schedule 6.17, neither the Company nor any Subsidiary has any obligation to pay any royalty to any third party with respect to such Intellectual Property.

         Neither the Company, the Subsidiary, any Stockholder, nor any of their employees or agents has or have taken any action or failed to take any action or permitted any third parties to take any actions, which would in any way diminish, impair or affect the Company's rights to, or to fully utilize, the Intellectual Property now or at any time in the future.

         Section 6.18 Full Disclosure. None of this Agreement (including all Exhibits and Schedules hereto and any other agreements or documents delivered on the Closing Date), or any written report or Financial Statement delivered or furnished to Bentley by or on behalf of the Company pursuant to or in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that has not been disclosed to Bentley in writing that (a) could have a Material Adverse Effect or (b) adversely and materially affects or could have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement.

                  ARTICLE VII. REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

                  Simultaneously with the execution of this Agreement, the Stockholders, severally, hereby make the following representations and warranties:

         Section 7.1 Validity. This Agreement has been duly and validly executed and delivered by each Stockholder and constitutes the valid and binding obligation of such Stockholder (with respect to his, her or its obligations hereunder), enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 7.2 Stock Ownership. On the date hereof, each Stockholder is the owner of record and the beneficial owner of that number of shares set forth opposite his, her or its name in Schedule 2.1 with good and marketable title, free and clear of all Liens.

         Section 7.3 Alienability of Shares. The Stockholder, if an individual, has the unfettered right to sell his respective Shares in exchange for Exchangeable Shares.

         Section 7.4 Transactions with Affiliates. Except as disclosed in
Schedule 7.4, neither the Company nor any Subsidiary is a party to any contract or Agreement with any Affiliate of such Stockholder.

         Section 7.5 Full Disclosure.

         Each Stockholder, jointly (and not solidarily) represents that:

                  (a) To the knowledge of each Stockholder, none of this Agreement (including all Exhibits and Schedules hereto and any other agreements or documents delivered on the Closing Date), or any written report or financial statement delivered or furnished to Bentley and/or Newco by or on behalf of the Company or the Stockholders pursuant to or in connection with this Agreement, or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Stockholder that has not been disclosed to Bentley and/or Newco in writing that has or could have a Material Adverse Effect.

                  (b) To the knowledge of each Stockholder, the representations and warranties of the Company in Article VI (as qualified by the Schedules delivered by the Company) are true, complete and accurate.

         Section 7.6 Business Knowledge

                  (a) Without limiting in any way the representations and warranties given by the Buyer and Newco in this Agreement, the Stockholder (i) can afford to bear the economic risk of holding the unregistered Exchangeable Shares or unregistered Buyer Stock (as the case may be) for an indefinite period of time, has no need for liquidity in any Exchangeable Stock or Buyer Stock (as applicable) he may hold, and has adequate means for providing for the Stockholder's current needs and contingencies, (ii) can afford to suffer a complete loss of the Stockholder's investment in the Exchangeable Shares or Buyer Stock, as applicable, and (iii) understands and has taken cognizance of all risk factors related to the receipt of the

Exchangeable Shares. The Stockholder's overall commitment to investments which are not readily marketable is not disproportionate to his or its net worth and his or its investment in Exchangeable Shares or Buyer Stock, as applicable, will not cause such overall commitment to become excessive. The Stockholder has such knowledge and experience in business and financial matters that he is capable of evaluating Bentley and the activities thereof and the risks and merits of investment in the Exchangeable Shares or Buyer Stock, as applicable, of making an informed investment decision thereon and of protecting his or her interests in connection with the transaction.

                  (b) The Stockholder (i) is familiar with the business and financial condition, properties, operations and prospects of Bentley, (ii) has received and carefully reviewed and evaluated the Bentley Information Statement, previously delivered to each of them, including the "Risk Factors" set forth therein, and (iii) has been given full access to all material information concerning the condition, properties, operations and prospects of Bentley. The Stockholder has had an opportunity to ask questions of, and to receive information from, Bentley and persons acting on its behalf concerning the terms and conditions of the Stockholder's investment in the Exchangeable Shares and to obtain any additional information necessary to verify the accuracy of the information and data received by the Stockholder. The Stockholder has not been furnished any offering literature other than the Information Statement and the documents attached as exhibits thereto, and the Stockholder has relied or will rely only on the information contained in the Information Statement and its exhibits and such other information as is described in this subparagraph (b), furnished or made available to them by Bentley.

                  (c) The Stockholder acknowledges that at no time has there been any representation, guarantee or warranty to the Stockholder by any broker-dealer, Bentley, their agents or employees, or any other person, expressly or by implication, concerning any of the following:

                           (i) the approximate or exact length of time that the
Stockholder will be required to retain ownership of Exchangeable Shares or Buyer Stock, as applicable;

                           (ii) the percentage of profit or amount of, or type
of consideration, profit or loss to be realized, if any, as a result of an investment in Exchangeable Shares or Bentley Stock, as the case may be; or

                           (iii) that the past performance or experience of
Bentley will in any way indicate the predictable results of the ownership of Exchangeable Shares or Buyer Stock, as the case may be.

                  (d) The Stockholder acknowledges that the shares of Bentley Stock are not registered shares and are illiquid.

                  (e) The Stockholder is relying on its own advisers as to tax and other legal consequences of this transaction.

                  (f) For the purpose of this Section 7.6 only, the term "Stockholder" includes Innovatech.

         Section 7.7 Innovatech Representations. Innovatech hereby represents:

                  (a) This Agreement has been duly and validly executed and delivered by Innovatech and constitutes the valid and binding obligation of Innovatech with respect to its obligations hereunder, enforceable against Innovatech in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) On the date hereof, Innovatech is the owner of record and the beneficial owner of 3,825 Class A Shares and 3,766 Class D Shares with good and marketable title, free and clear of all Liens.

                  (c) Neither the Company nor any Subsidiary is a party to any contract or Agreement with any Affiliate of Innovatech.

         Section 7.8 Survival. Subject to the second paragraph of this Section 7.8, the representations contained in this Article VII shall survive (i) forever, in the case of Sections 7.1, 7.2, 7.3, 7.6 and 7.7(a) and (b), (ii) until the 18 month anniversary of the Closing Date in the case of all representations (excluding, however, those covered in item (i)), other than
Section 7.5(b) insofar as it relates to Section 6.6 and (iii) until the third anniversary of the Closing Date insofar as the representation contained in
Section 7.5(b) relates to Section 6.6.

                                    The representations and warranties given by
the Stockholders and their obligation to indemnify shall survive only until the Closing in the case of the representation and warranty given according to
Section 6.13(x) for periods after 1996 and in the case of all other representations and warranties but only to the extent they may apply to the subject matter covered by Section 6.13(x).

          ARTICLE VIII. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF
                               BENTLEY AND NEWCO

         Section 8.1 Organization and Authority.

         Each of Bentley and Newco:

                           (i) is a corporation duly incorporated and/or
organized, validly existing in good standing under the laws of the jurisdiction of its incorporation; and

                           (ii) has all requisite power and authority (corporate
and other) to own, lease, operate or otherwise hold its properties, to conduct its business as currently conducted and as currently proposed to be conducted.

         Section 8.2 Contravention; Validity.

                  (a) The execution, delivery and performance by Bentley and Newco of this Agreement and each of the other documents and agreements related to any of the foregoing, the consummation by Bentley and Newco of the transactions contemplated hereby and compliance by Bentley and Newco with all of the provisions of this Agreement, will not, with or without the giving of notice, the passage of time or both, (i) result in any breach or violation of, or conflict with, any statute, law (including any judicial decision), or any judgment, writ, injunction, order, rule, award, decree or regulation of any court, governmental authority or arbitration board or other tribunal; (ii) violate or result in any breach of any of the provisions of, or constitute a default under, give rise to a right of termination or cancellation of, or accelerate the performance required by any terms of, as the case may be, any indenture, mortgage, agreement, lease, license, note, permit, franchise, contract, deed of trust or other instrument to which Bentley, Newco or any of their respective properties is a party or by which either of them or any of their respective properties may be bound, or result in the creation of any Lien upon any of the properties or assets owned by Bentley or Newco; or (iii) violate or conflict with any provision of the articles of incorporation, the by-laws, or other governing agreement of Bentley or Newco.

                  (b) This Agreement has been duly and validly executed and delivered by Bentley and Newco and constitutes the valid and binding obligation of Bentley and Newco, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Consents. The execution, delivery and performance of this Agreement, and all other documents and agreements related hereto are within Bentley's and Newco's corporate powers, have been duly authorized by all necessary corporate action on the part of Bentley and Newco and do not and will not require any consent or approval of any Person (other than consents or approvals which have been obtained) or any authorization, consent or approval by, or registration, qualification, declaration or filing with, or notice to any U.S. federal, state, municipal or other governmental body, official, department, commission, board, bureau, agency or instrumentality (other than actions and filings that have been taken or made).

         Section 8.3 Bentley Financial Statements. Bentley has furnished to the Stockholders and Innovatech (as an Appendix to the Bentley Information Statement dated March 31, 2000 delivered to the Stockholders and Innovatech) complete and accurate copies of audited financial statements of Bentley for the two fiscal years ended December 31, 1999 and 1998 (the 1999 audit being subject to final signature by the auditors) (the "Bentley Financial Statements"). The Bentley Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis during the respective periods. The Bentley Financial Statements present fairly the assets, liabilities, retained earnings, profit and loss and the financial position of Bentley as of such dates and the results of its operations and changes in cash flows for such periods.

         Section 8.4 Full Disclosure. None of this Agreement (including all Exhibits and Schedules hereto and any other agreements or documents delivered on the Closing Date), or any written report or Bentley Financial Statement delivered or furnished to Innovatech or the Stockholders by or on behalf of Bentley pursuant to or in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         Section 8.5 Class B Shares. Except for any rights granted to the holder of Bentley's Series A Preferred Stock, all holders of Class B Shares of Bentley have the same rights in the event of a sale of shares of Bentley.

         Section 8.6 Delivery of Financial Statements. Bentley shall furnish to Innovatech and the Stockholders copies of its annual audited financial statements, no later than 30 days following the issuance thereof. Innovatech and the Stockholders shall keep such information confidential at all times.

         Section 8.7 Survival. The representations contained in this Article VIII shall survive (i) forever, in the case of Section 8.2(b), (ii) until the 18th month anniversary of the Closing Date in the case of all other representations (except Section 8.3), and (iii) until the third anniversary of the Closing Date in the case of Section 8.3.

         Section 8.8 Dividends. Within 30 days after the Closing, Bentley shall cause HMR to pay the accrued and unpaid dividends on the Class B and D shares of HMR through February 29, 2000, in an amount not to exceed CDN$135,000 (Innovatech's share being CDN$47,074)

                          ARTICLE IX. INDEMNIFICATION

         Section 9.1 By the Stockholders. Subject to Section 9.4, each Stockholder shall, jointly (and not solidarily), defend, indemnify and hold Bentley and Newco harmless from and against any losses, liabilities or damages resulting from or arising out of (i) the failure of any representation or warranty of such Stockholder to be true and accurate in all respects as of the date of this Agreement or as of the date when made, as the case may be, and (ii) the failure of such Stockholder to perform any agreement required to be performed by him, her or it under this Agreement.

         Section 9.2 By Bentley and Newco. Subject to Section 9.4, Bentley and Newco shall defend, indemnify and hold the Company and the Stockholders harmless from and against any losses, liabilities or damages resulting from or arising out of (i) the failure of any representation or warranty of Bentley to be true and accurate in all respects as of the date of this Agreement, and (ii) the failure of Bentley or Newco to perform any agreement required to be performed by it under this Agreement.

         Section 9.3 Procedure.

                  (a) A party with the obligation to indemnify under Section 9.1 or 9.2 is hereinafter referred to as the "Indemnifying Party". A party indemnified under Section 9.1 or 9.2, as the case may be, is hereinafter referred to as the "Indemnified Party. "

                  (b) Promptly after receipt by an Indemnified Party of notice of any claim, action, or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder (a "Claim"), such Indemnified Party will notify the Indemnifying Party of such claim or the commencement of such action or proceeding; provided, however, that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of his or its obligations under this Section with respect to such Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such failure. If the Claim arises out of a claim, action or proceeding made or commenced by a third party against the Indemnified Party, the Indemnifying Party will promptly assume the defense of such Claim, will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. The Indemnified Party shall not settle any Claim without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed to promptly (but in any event not later than 20 days following of receipt of the notice from the Indemnified Party) and fully assume the defense of the Indemnified Party, in which case the Indemnifying Party shall promptly pay the amount of any settlement and all related expenses.

         Section 9.4 Limitations. The following limitations shall apply to the foregoing indemnification obligations:

                  (a) All claims for indemnification arising out of a breach of a representation or warranty shall be made on or before the expiration date of the applicable survival period for such representation or warranty;

                  (b) All claim for indemnification arising out of the failure to perform an obligation required to be performed under this Agreement shall be made on or before the third anniversary of the date when such agreement was to be performed and completed; and

                  (c) Neither Bentley, the Stockholders nor Innovatech shall be entitled to indemnification on account of breach or inaccuracy of representations or warranties until the aggregate amount of their respective claims exceeds CDN$275,000 (the "Threshold") but only to the extent that such claims exceed the Threshold. No Threshold shall apply with respect to the representations made in Sections 7.1, 7.2, 7.3, 7.6 and 7.7(a) and (b) and
Section 8.1(b). The Threshold shall be reduced by the full amount of any shortfalls, if any, in the Canadian tax credits realized by HMR below the amounts reflected in its financial statements.

                  (d) In measuring Bentley's damages, account shall be taken of Bentley's 25% ownership of HMR's Class A shares prior to the Closing.

                  (e) The liability of an Indemnifying Party (other than Bentley and Newco) shall be limited to the portion of the applicable Purchase Price received by each such Indemnifying Party.

                  (f) A Stockholder's or Innovatech's indemnification obligation may, at its or his election, be satisfied by delivery of shares of Buyer Stock or Exchangeable Shares, as the case may be, having a fair market value equal to the amount of the indemnification obligation. For purposes of this paragraph only, the fair market value of shares of Buyer Stock or Exchangeable Shares as the case may be, shall be the then fair market value thereof, as determined in good faith by Bentley's Board of Directors but not less than US$14.58 per share of Buyer Stock or Exchangeable Shares, as applicable (subject to appropriate adjustments for stock splits, recapitalizations and similar events).

                            ARTICLE X. MISCELLANEOUS

         Section 10.1 Confidentiality of Agreement. The terms of this Agreement shall remain confidential. In no event shall either party disclose the terms of this Agreement without the prior written consent of the other party; provided, however, the parties may announce publicly the signing of this Agreement in the form of one or more press releases or joint announcements, all mutually approved by the parties, and both parties may thereafter freely communicate to the public the information contained in such press releases and announcements.

         Section 10.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, except as specifically provided herein, supersedes and merges all prior oral and written agreements, discussions and understandings between the parties with respect to the subject matter hereof, and neither of the parties shall be bound by any conditions, inducements or representations other than as expressly provided for herein.

         Section 10.3 Notices. Any notice required or permitted to be given hereunder, shall, except where specifically provided otherwise, be given in writing to the person listed below by registered mail or overnight delivery service, and the date upon which any such notice is received at the designated address shall be deemed to be the date of such notice. Any notice shall be delivered as follows:

                  If to HMR:        HMR Inc.
                                    1924 avenue du Cheminot
                                    Beauport, Quebec, Canada
                                    GIE 4M1
                                    Attention:       Stylianos Camateros
                                                     President

                  If to Bentley, Newco or QuebecCo:

                                    Bentley Systems, Incorporated
                                    690 Pennsylvania Drive
                                    Exton, PA  19341
                                    Attention:       General Counsel
                  with a copy to:

                                    Schnader Harrison Segal & Lewis LLP
                                    Suite 3600
                                    1600 Market Street
                                    Philadelphia, PA  19103
                                    Attention:       Yves Quintin

                  If to the Stockholders or any of them, to the Agent:

                                    Stylianos Camateros
                                    c/o HMR Inc.
                                    1924 avenue du Cheminot
                                    Beauport, Quebec, Canada GIE 4M1

                  With copies to:

                                    Paul Grenier
                                    c/o Groupe Hauts-Monts Inc.
                                    1924 Avenue du Cheminot
                                    Beauport, Quebec, Canada GIE 4M1

or addressed to such other address as that party may have given by written notice in accordance with this provision.

         Section 10.4 Amendments; Modifications. This Agreement may not be amended or modified except in a writing duly executed by the parties hereto.

         Section 10.5 Assignment. Bentley shall have the right to assign this Agreement, or any part thereof, with the prior written consent of HMR (which consent shall not be unreasonably withheld), to an Affiliate Controlled by Bentley, so long, however, as Bentley shall remain solidarily and primarily liable for the obligations of such Affiliate hereunder. Neither HMR nor any Stockholders shall assign this Agreement or any part thereof, without the prior written consent of Bentley, which consent may be withheld in Bentley's entire discretion.

         Section 10.6 Severability. The provisions of this Agreement shall be severable, and if any of them are held invalid or unenforceable for any reason, such provision shall be adjusted to the minimum extent necessary to cure such invalidity. The invalidity or unenforceability of one or more of the provisions contained in this Agreement shall not affect any other provisions of this Agreement.

         Section 10.7 Waiver. Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

         Section 10.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the Province of Quebec, without regard to rules of conflict of laws, except however, to the extent US federal and/or state
(US) securities laws shall apply to the offer or sale of the Buyer Stock.

         Section 10.9 Arbitration. In the event of a dispute between the parties, the parties shall submit to binding arbitration before a panel of three arbitrators (except that if the dispute relates to a claim which, together with any counterclaims, amounts to less than US $100,000, then one single arbitrator) in Toronto, Ontario, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce except that temporary restraining orders or preliminary injunctions, or their equivalent, may be obtained from any court of competent jurisdiction. The pre-hearing (including discovery) and hearing proceedings in the arbitration shall be governed by the laws of the Province of Quebec. The decision of the arbitrator shall be final and binding with respect to the dispute subject to the arbitration and shall be enforceable in any court of competent jurisdiction. Each party shall bear its own expenses, attorney's fees and costs incurred in such arbitration. The language of the arbitration shall be English.

         Section 10.10 Expenses. The Stockholders, Bentley and Newco shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement. The Company shall not bear any fees or expenses in connection with the transactions contemplated hereby.

         Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one agreement.

         Section 10.12 Construction. This Agreement is the product of joint draftsmanship and shall not be construed against one party more strictly than against the other.

         Section 10.13 "Knowledge." When any representation or warranty contained in this Agreement is expressly qualified by reference "to the knowledge" of a party hereto, it is understood and acknowledged that reference is made to the actual knowledge of such party without obligation to make any search or inquiry and, in the case of the Company or a Subsidiary or a corporate Stockholder, such knowledge shall include the actual knowledge of officers, managers and directors (other than any director representing Bentley on the Board of the Company) of the Company, Subsidiary or corporate Stockholder, as the case may be. For purposes hereof, "managers" shall mean, in the case of the Company, the President, Executive Vice-President and all Vice Presidents and all persons responsible for finance, administration, sales, marketing and research and development and, in the case of a Subsidiary or corporate Stockholder, all persons fulfilling similar functions (whether or not with the same titles).

         Section 10.14 Currency. If for any purpose, including the obtaining of judgment in any court, it is necessary to convert a sum due hereunder from the currency in which it is payable (the "Payment Currency") into another currency (the "Judgment Currency"), the parties hereto agree, to the fullest extent that they may lawfully and effectively do so, that the rate of exchange used shall be that at which Bentley could purchase the Payment Currency with the

Judgment Currency in the foreign exchange market in Philadelphia on the business day preceding the date of final judgment.

         Section 10.15 Time of Essence. Time is of the essence of this Agreement and the mere lapse of time shall have the effects contemplated herein and by law.

         Section 10.16 Language. The parties recognize that they have requested that this Agreement and all ancillary documents be drawn up in the English language only. Les parties reconnaissent avoir exige que cette convention ainsi que tous les documents y afferents soient rediges en anglais seulement.

         Section 10.17 Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                     BENTLEY SYSTEMS, INCORPORATED

ATTEST:

                                     By:  /s/ David Nation
-------------------------------         ---------------------------------------
                                     Name:  David Nation


                                     90990-0960 QUEBEC INC.


ATTEST:

                                     By:  /s/ David Nation
-------------------------------         ---------------------------------------
                                     Name:  David Nation


                                     9090-0952 QUEBEC INC.


ATTEST:

                                     By:  /s/ David Nation
-------------------------------         ---------------------------------------
                                     Name:  David Nation


                                     HMR, INC.

ATTEST:

                                     By:  /s/  Stylianos Camateros
-------------------------------         ---------------------------------------
                                     Name:  Stylianos Camateros


                                     SOCIETE INNOVATECH QUEBEC ET
                                     CHAUDIERE APPALACHES


ATTEST:

                                     By:  /s/ Francine Laurent
-------------------------------         ---------------------------------------
                                     Name:  Francine Laurent

ATTEST:

                                     By:
-------------------------------         ---------------------------------------
                                     Name:


                                     GROUPE HAUTS-MONTS, INC.


ATTEST:

                                     By:  /s/ Paul Grenier
-------------------------------         ---------------------------------------
                                     Name:  Paul Grenier


                                     PLACEMENTS P.  GRENIER INC.


ATTEST:

                                     By:  /s/  Paul Grenier
-------------------------------         ---------------------------------------
                                     Name:  Paul Grenier


                                     PLACEMENTS MORAS INC.


ATTEST:

                                     By:  /s/  Pierre Gingras
-------------------------------         ---------------------------------------
                                     Name:  Pierre Gingras

                                     PLACEMENTS P. SMITH INC.


ATTEST:

                                     By:  /s/  Paul Smith
-------------------------------         ---------------------------------------
                                     Name:  Paul Smith


                                     IMMEUBLES CHAMPETTRES, INC.


ATTEST:

                                     By:  /s/  Paul Grenier
-------------------------------         ---------------------------------------
                                     Name:  Paul Grenier


                                     STYLIANOS CAMATEROS


ATTEST:

                                     By:  /s/ Stylianos Camateros
-------------------------------         ---------------------------------------
                                     Name:  Stylianos Camateros

                                    ANNEX C


                      SCHEDULE TO STOCK PURCHASE AGREEMENT

                 PROVISIONS ATTACHING TO EXCHANGEABLE SHARES


      The Exchangeable Shares in the capital of the Company shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

      1.1   For the purposes of these share provisions:

            "ACQUISITION OF CONTROL" for purposes of these share provisions shall be deemed to have occurred if:

                  (i) Any person, firm or corporation acquires directly or
            indirectly the Beneficial Ownership (as defined in Section 13(d) of the United States Securities Exchange Act of 1934, as amended) of any voting security of Buyer and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of Buyer;

                  (ii) The stockholders of Buyer shall approve a merger,
            consolidation, recapitalization or reorganization of Buyer or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of Buyer immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                  (iii) The stockholders of Buyer shall approve a plan of
            complete liquidation of Buyer or an agreement for the sale or disposition by the Company of all or a substantial portion of Buyer's assets (i.e. 50% or more in value of the total assets of Buyer).

            "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

            "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Company of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the earlier of December 31, 2002 or one year after an initial public offering by Bentley of its Buyer Common Stock, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors
(A) if at such time there are less than such number as represents 15% of the Exchangeable Shares initially issued to the holders of Exchangeable Shares (other than Exchangeable Shares held by Buyer and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), or (B) if at such time there is an Acquisition of Control (but only if such Acquisition of Control entitles the holders of Buyer Common Stock to receive cash or marketable securities of a publicly traded company, or a combination thereof), in each case upon at least ten (10) days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date.

            "AUTOMATIC REDEMPTION" has the meaning ascribed thereto in Section
7.1 of these share provisions.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Quebec, Quebec or Philadelphia, Pennsylvania.

            "BUYER" means Bentley Systems, Incorporated, a corporation organized under the laws of Delaware, and any successor corporation.

            "BUYER COMMON STOCK" means the shares of Class B Non-Voting Common Stock of Buyer and any other securities into which such shares may be changed.

            "BUYER DECLARATION DATE" means the date on which the board of directors of Buyer declares a dividend on the Buyer Common Stock.

            "QUEBECCO" means 9090-0952 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec, a wholly-owned subsidiary of Buyer.

            "COMMON SHARES" means the voting common shares of the Company.

            "COMPANY" means 9090-0960 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec.

            "COMPANY LAW" means the Companies Act (Quebec).

            "EXCHANGEABLE SHARES" mean the Exchangeable Shares of the Company having the rights, privileges, restrictions and conditions set forth herein.

            "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

            "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Annex D of the Stock Purchase Agreement.

            "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

            "PUT RIGHT" has the meaning ascribed thereto in Annex D of the Stock Purchase Agreement.

            "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in Annex D of the Share Purchase Agreement.

            "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in Annex D of the Stock Purchase Agreement.

            "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

            "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Annex D of the Stock Purchase Agreement.

            "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

            "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

            "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.

            "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(a) of these share provisions.

            "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement bearing formal date of April 26, 2000 by and among Buyer, the Company, QuebecCo, HMR Inc. and the Stockholders named therein.

            "SUPPORT AGREEMENT" means the Support Agreement between Buyer, the Company and the Stockholders named therein.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

      2.1 The Exchangeable Shares shall be entitled to a preference, as provided in Articles 3 and 5, over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

      3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Buyer Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Buyer Common Stock, in an amount in cash (in U. S. dollars) for each Exchangeable Share equal to the cash dividend declared on each share of Buyer Common Stock or (b) in the case of a stock dividend declared on the Buyer Common Stock to be paid in Buyer Common Stock, in such number of shares of Buyer Common Stock for each Exchangeable Share as is equal to the number of shares of Buyer Common Stock to be paid on each share of Buyer Common Stock or (c) in the case of a dividend declared on the Buyer Common Stock in property other than cash or Buyer Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.6 of the Support Agreement) the type and amount of property declared as a dividend on each share of Buyer Common Stock. Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company. Any dividend which should have been declared on the Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Company on a subsequent date or dates determined by the Board of Directors.

      3.2 Cheques of the Company payable at par and in U.S. dollars at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by
Section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of three (3) years from the date on which such dividend was payable.

      3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Buyer Common Stock provided, however, that if such date is not a Business Day, it shall be the immediately following Business Day.

      3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

      4.1 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

            (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

            (b) redeem, or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

            (c) redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

            (d) issue any other shares of the Company ranking superior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

      The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared following the initial date of issue of Exchangeable Shares on the Buyer Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

      5.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the Company in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, one (1) share of Buyer Common Stock, plus an amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share and all dividends declared on Buyer Common Stock which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions (collectively the "LIQUIDATION AMOUNT"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends.

      5.2 On or after the Liquidation Date and subject to the exercise by QuebecCo of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Company) for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Law and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require, at any office and in any manner whatsoever as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by the Company, or on behalf of the Company by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Company or by holding for pick up by the holder at any office as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing shares of Buyer Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Company payable at par and in U.S. dollars at any branch of the bankers of the Company in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on shares of Buyer Common Stock which have not been declared on such Exchangeable Shares in accordance with
Section 3.1 of these share provisions comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Company) without interest. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof with an authorized agent of the Company including, without limitation, any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount so deposited (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. In the event such payment or deposit of the total Liquidation Amount is made pursuant to the provisions of this Section 5.2, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Buyer Common Stock delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Company is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Company in order to enable it to comply with such deduction or withholding requirement and the Company shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

      5.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

                                    ARTICLE 6
                 RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

      6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and subject to the exercise by QuebecCo of the Retraction Call Right, to require the Company, on no more than two occasions for any one holder, to redeem all or a portion, of the Exchangeable Shares registered in the name of such holder for one (1) share of Buyer Common Stock for each Exchangeable Share presented and surrendered by the holder, plus an amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Buyer Common Stock which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions (collectively the "RETRACTION PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Price shall not include such additional amount equivalent to such dividends. To effect such retraction, the holder shall present and surrender, at the registered office of the Company or at any other office and in any manner whatsoever as may be specified by the Company by notice to the holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Law and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

            (a) specifying that the holder desires to have any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Company;

            (b) stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than ten (10) Business Days nor more than fifteen (15) Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Company; and

            (c) acknowledging the Retraction Call Right in favour of QuebecCo.

      6.2 Subject to the exercise by QuebecCo of the Retraction Call Right, upon receipt by the Company in the manner specified in Section 6.1 hereof of a certificate or certificates representing all of the Exchangeable Shares owned by the relevant holder, together with a duly executed and completed Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date.

      6.3 On the Retraction Date and subject to the exercise by QuebecCo of the Retraction Call Right, the Company shall cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Company or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at any office as may be specified by the Company by notice to the holders of Exchangeable Shares, by or on behalf of the Company, certificates representing the Buyer Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Company payable at par and in U.S. dollars at any branch of the bankers of the Company in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Buyer Common Stock which have not been declared on such Retracted Shares in accordance with Section 3.1 of these share provisions comprising part of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Company) and delivery of such certificates and cheque by or on behalf of the Company, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Company is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Company in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

      6.4 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless payment of the total Retraction Price shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Buyer Common Stock delivered to it.

      6.5 Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that QuebecCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with
Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 6.2 hereof.

      6.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to QuebecCo shall be deemed to have been revoked.

                                    ARTICLE 7
                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

      7.1 Subject to (a) applicable law, (b) the exercise by QuebecCo of the Redemption Call Right and (c) the Put Right of the holders of Exchangeable Shares, the Company shall on the Automatic Redemption Date redeem (the "AUTOMATIC REDEMPTION") the whole of the then outstanding Exchangeable Shares for one (1) share of Buyer Common Stock for each Exchangeable Share, plus an amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Buyer Common Stock which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions (collectively the "REDEMPTION PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends.

      7.2 In any case of any redemption of Exchangeable Shares under this
Article 7, the Company shall, at least fifteen (15) days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares to be redeemed a notice in writing of the redemption by the Company or the purchase by QuebecCo under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On the Automatic Redemption Date and subject to the exercise by QuebecCo of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed at the Redemption Price (less any tax required to be deducted and withheld therefrom by the Company) for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Law and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require, at any office and in any manner whatsoever as may be specified by the Company in such notice. Payment of the total Redemption Price for such Exchangeable Shares shall be made by the Company, or on behalf of the Company by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Company or by holding for pick up by the holder at any office as may be specified by the Company in such notice, certificates representing shares of Buyer Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Company payable at par in U.S. dollars at any branch of the bankers of the Company in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Buyer Common Stock which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Company) without interest. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, with an authorized agent of the Company including, without limitation, any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price so deposited (less any tax required to be deducted and withheld therefrom by the Company), without interest for such Exchangeable Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. In the event such payment or deposit of the total Redemption Price is made pursuant to the provisions of this Section 7.2, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of Buyer Common Stock delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Company is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Company in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

      8.1 Subject to applicable law and the articles of the Company, the Company may at any time and from time to time offer to purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                    ARTICLE 9
                                  VOTING RIGHTS

      9.1 Except as required by applicable law and the provisions of Sections 10 and 12.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

      10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

      10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by (i) a resolution passed by not less than two-thirds of the votes cast on such resolution by the holders of the Exchangeable Shares, and (ii) a separate resolution passed by not less than 50% of the votes cast on such separate resolution by the holders of Exchangeable Shares other than Buyer and its Affiliates, at separate meetings of holders of Exchangeable Shares and holders of Exchangeable Shares other than Buyer and its Affiliates duly called and held in each case at which the holders of at least 50% of the outstanding Exchangeable Shares (not including Exchangeable Shares held by Buyer or its Affiliates) at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten (10) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares entitled to vote at the meeting and present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes entitled to vote on the resolution cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares or the holders of Exchangeable Shares other than Buyer and its Affiliates, as the case may be.

                                   ARTICLE 11
            RECIPROCAL CHANGES, ETC. IN RESPECT OF BUYER COMMON STOCK

      11.1  (a)   If Buyer:

                  (i) issues or distributes shares of Buyer Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Buyer Common Stock) to the holders of all or substantially all of the then outstanding shares of Buyer Common Stock by way of stock dividend or other distribution, other than an issue of shares of Buyer Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Buyer Common Stock) to holders of shares of Buyer Common Stock who exercise an option to receive dividends in shares of Buyer Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Buyer Common Stock) in lieu of receiving cash dividends; or

                  (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Buyer Common Stock entitling them to subscribe for or to purchase shares of Buyer Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Buyer Common Stock); or

                  (iii) issues or distributes to the holders of all or
            substantially all of the then outstanding shares of Buyer Common Stock (A) shares or securities of Buyer of any class other than Buyer Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Buyer Common Stock), (B) rights, options or warrants other than those referred to in Section 11.1(ii) above, (C) evidences of indebtedness of Buyer or (D) assets of Buyer;

the Company will issue or distribute simultaneously to the holders of the Exchangeable Shares, the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets, such economic equivalent to be determined as provided in Section 2.6 of the Support Agreement.

            (b)   If Buyer:

                  (i) subdivides, redivides or changes the then outstanding
            shares of Buyer Common Stock into a greater number of shares of Buyer Common Stock; or

                  (ii) reduces, combines or consolidates or changes the then outstanding shares of Buyer Common Stock into a lesser number of shares of Buyer Common Stock; or

                  (iii) reclassifies or otherwise changes the shares of Buyer
            Common Stock or effects an amalgamation, merger, reorganization or other transaction affecting the shares of Buyer Common Stock;

the Company will make the same or an economically equivalent change simultaneously to, or in the rights of the holders of, the Buyer, such economic equivalent to be determined as provided in Section 2.6 of the Support Agreement. The Support Agreement further provides in part that the foregoing provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

      11.2 Pursuant to the Stock Purchase Agreement, the initial holders of Exchangeable Shares are given a Put Right to exchange their Exchangeable Shares for shares of Buyer Common Stock upon the occurrence of certain circumstances.

                                   ARTICLE 12
                 ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

      12.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Buyer with all provisions of the Support Agreement as well as by QuebecCo with the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Put Right contained in the Stock Purchase Agreement applicable to the Company and QuebecCo, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company and the holders of Exchangeable Shares all rights and benefits in favour of the Company and such holders under or pursuant to such agreements.

      12.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Put Right, the Redemption Call Right and the Retraction Call Right contained in the Stock Purchase Agreement without the approval of the holders of the Exchangeable Shares given in accordance with
Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

            (a) adding to the covenants of the other party or parties to such agreement for the protection of the Company or the holders of Exchangeable Shares thereunder; or

            (b) making such provisions or modifications not inconsistent with such agreement as may be necessary with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel and based on a legal opinion to be addressed to the holders of the Exchangeable Shares, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

            (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

      13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Stock Purchase Agreement relating to the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Put Right.

                                   ARTICLE 14
                                     NOTICES

      14.1 Any notice, request or other communication to be given to Buyer and/or the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to:

            (a)   if to Buyer or the Company at:

                        Bentley Systems, Incorporated
                        690 Pennsylvania Drive
                        Exton, PA  19341
                        Attention: General Counsel

                  with a copy to:

                        Schnader Harrison Segal & Lewis LLP
                        Suite 3600
                        1600 Market Street
                        Philadelphia, PA  19103
                        Attention: Yves Quintin

            (b)   if to the Stockholders, addressed to them at:

                        Stylianos Camateros
                        c/o HMR Inc.
                        1924 avenue du Cheminot
                        Beauport, Quebec, Canada GIE 4M1

                  With copies to:

                        Paul Grenier
                        c/o Hauts-Monts Inc.
                        1924 Avenue du Cheminot
                        Beauport, Quebec, Canada GIE 4M1

Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

      14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the Company at the above address or to such other office as may be specified by the Company, in each case addressed to the attention of the President of the Company unless otherwise specified by the Company. Any such presentation and surrender of certificates, if given by mail (postage prepaid) or by delivery, shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

      14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail (postage prepaid) or by delivery, shall only be deemed to have been made and to be effective upon actual receipt thereof by a holder of Exchangeable Shares. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To the Company, 9090-0952 Quebec Inc. ("QuebecCo") and Bentley Systems, Incorporated.

      This notice is given pursuant to Article 6 of the Exchangeable Share provisions (the "SHARE PROVISIONS") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

      The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Article 6 of the Share Provisions: (i) all share(s) represented by this certificate or (ii) ___ shares.

      The undersigned hereby notifies the Company that the Retraction Date shall be: _________________________.

NOTE: The Retraction Date must be a Business Day and must not be less than ten (10) Business Days nor more than fifteen (15) Business Days after the date upon which this notice is received by the Company. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Company.

      The undersigned acknowledges the Retraction Call Right of QuebecCo to purchase the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to QuebecCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price. If QuebecCo determines not to exercise the Retraction Call Right, the Company will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to QuebecCo may be revoked and withdrawn by the undersigned by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

      The undersigned hereby represents and warrants to the Company and QuebecCo that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Company or QuebecCo, as the case may be, free and clear of all liens, claims and encumbrances.


______________                            __________________________________
(Date)                                    (Signature of Shareholder)


                                          __________________________________
                                          (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder, in the case of securities, at any office as specified by the Company from time to time and, in the case of any cheque(s), at the principal payment office of _______________ in ____________, respectively, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register of the Company.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Company may require, must be deposited with the Company. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Name of Person in Whose Name Securities or Cheque(s) Are To Be Registered, Issued or Delivered (please print): _____________________________________

Street Address or P.O. Box          _____________________________________

City, Province:                     _____________________________________

Signature of Shareholder:           _____________________________________

Guaranteed by:                      _____________________________________

Signature:                          _____________________________________

                                     ANNEX D


      1. QUEBECCO LIQUIDATION CALL RIGHTS

            1.1 QuebecCo shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Newco pursuant to Article 5 of the Exchangeable Share Provisions, to purchase all but not less than all of the Exchangeable Shares held by each such holder which shall be satisfied in full by causing to be delivered to such holder one share of Buyer Stock plus an amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share and all dividends declared on Buyer Stock which have not been declared on such Exchangeable Share in accordance with Section 3.1 of the Exchangeable Share Provisions (collectively the "LIQUIDATION CALL PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by QuebecCo, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to QuebecCo on the Liquidation Date on payment by QuebecCo to the holder of the Liquidation Call Purchase Price for each such Exchangeable Share;

            1.2 To exercise the Liquidation Call Right, QuebecCo must notify Newco and the Stockholders of QuebecCo's intention to exercise such right at least 20 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Newco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Newco. Newco or an authorized agent will notify the holders of Exchangeable Shares as to whether or not QuebecCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by QuebecCo. If QuebecCo exercises the Liquidation Call Right, on the Liquidation Date, QuebecCo will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

            1.3 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, QuebecCo shall deposit with Newco or an authorized agent, prior to the Liquidation Date, certificates representing the aggregate number of shares of Buyer Stock deliverable by QuebecCo in payment of the Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with Newco or an authorized agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by QuebecCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of Buyer Stock delivered to it. Upon surrender to Newco or an authorized agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the applicable corporate law and the by-laws of Newco and such additional documents and instruments as Newco or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Newco or the authorized agent on behalf of QuebecCo shall deliver to such holder, certificates representing the shares of Buyer Stock to which the holder is entitled and a cheque or cheques of QuebecCo payable at par and in U.S. dollars at any branch of the bankers of QuebecCo or of Newco in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If QuebecCo does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Newco in connection with the liquidation, dissolution or winding-up of Newco pursuant to Article 5 of the Exchangeable Share Provisions.

      2.    QUEBECCO REDEMPTION CALL RIGHT

            2.1 QuebecCo shall have the overriding right (the "REDEMPTION CALL RIGHT"), in the event of and notwithstanding the proposed redemption of Exchangeable Shares by Newco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares to be redeemed on the "AUTOMATIC REDEMPTION DATE" (as defined in Section 1.1 of the Exchangeable Share Provisions) all but not less than all of the Exchangeable Shares held by each such holder that are otherwise to be redeemed which shall be satisfied in full by causing to be delivered to such holder one share of Buyer Stock plus an amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share and all dividends declared on Buyer Stock that have not been declared on such Exchangeable Share in accordance with Section 3.1 of the Exchangeable Share Provisions (collectively the "REDEMPTION CALL PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Automatic Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by QuebecCo, each holder shall be obligated to sell all the Exchangeable Shares held by the holder and otherwise to be redeemed to QuebecCo on the Automatic Redemption Date on payment by QuebecCo to the holder of the Redemption Call Purchase Price for each such Exchangeable Share.

            2.2 To exercise the Redemption Call Right, QuebecCo must notify Newco and the Stockholders of QuebecCo's intention to exercise such right at least 15 days before the Automatic Redemption Date. Newco or an authorized agent will notify the holders of the Exchangeable Shares as to whether or not QuebecCo has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by QuebecCo. If QuebecCo exercises the Redemption Call Right, on the Automatic Redemption Date QuebecCo will purchase and the holders will sell all of the Exchangeable Shares to be otherwise redeemed for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

            2.3 For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, QuebecCo shall deposit with Newco or an authorized agent prior to the Automatic Redemption Date, certificates representing the aggregate number of shares of Buyer Stock deliverable by QuebecCo in payment of the Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with Newco or an authorized agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the Redemption Call Purchase Price payable by QuebecCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares purchased by QuebecCo from such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of Buyer Stock delivered to such holder. Upon surrender to Newco or an authorized agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the applicable corporate law and the by-laws of Newco and such additional documents and instruments as Newco or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Newco or the authorized agent on behalf of QuebecCo shall deliver to such holder, certificates representing the shares of Buyer Stock to which the holder is entitled and a cheque or cheques of QuebecCo payable at par and in U.S. dollars at any branch of the bankers of QuebecCo or of Newco in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If QuebecCo does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Newco in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

      3.    QUEBECCO RETRACTION CALL RIGHT

            3.1 QuebecCo shall have the overriding right (the "RETRACTION CALL RIGHT"), notwithstanding the proposed retraction of Exchangeable Shares by a Stockholder pursuant to Article 6 of the Exchangeable Share Provisions, to purchase from the holder having exercised the right to cause Newco to redeem on the "RETRACTION DATE" (as defined in Section 6.1 of the Exchangeable Share Provisions) such number of the Exchangeable Shares held by such holder as are subject to the retraction, which shall be satisfied in full by causing to be delivered to such holder one share of Buyer Stock plus an amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share and all dividends declared on Buyer Stock that have not been declared on such Exchangeable Share in accordance with Section 3.1 of the Exchangeable Share Provisions (collectively the "RETRACTION CALL PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Retraction Call Right by QuebecCo, each holder shall be obligated to sell all the Exchangeable Shares held by the holder and otherwise to be redeemed to QuebecCo on the Retraction Date on payment by QuebecCo to the holder of the Retraction Call Purchase Price for each such Exchangeable Share.

            3.2 Upon receipt by Newco of a "RETRACTION REQUEST" (as defined in Section 6.1 of the Exchangeable Share Provisions), Newco shall immediately notify QuebecCo thereof. To exercise the Retraction Call Right, QuebecCo must notify Newco and the relevant Stockholder of QuebecCo's intention to exercise such right within 10 Business Days of notification by Newco to QuebecCo of the receipt by Newco of a Retraction Request. Newco or an authorized agent will notify the holders of the Exchangeable Shares as to whether or not

QuebecCo has exercised the Retraction Call Right forthwith after the expiry of the period during which the same may be exercised by QuebecCo. If QuebecCo exercises the Retraction Call Right, on the Retraction Date QuebecCo will purchase and the holders will sell all of the Exchangeable Shares to be otherwise redeemed for a price per Exchangeable Share equal to the Retraction Call Purchase Price.

            3.3 For the purposes of completing the purchase of Exchangeable Shares pursuant to the Retraction Call Right, QuebecCo shall deposit with Newco or an authorized agent prior to the Retraction Date, certificates representing the aggregate number of shares of Buyer Stock deliverable by QuebecCo in payment of the Retraction Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Retraction Call Purchase Price. Provided that the total Retraction Call Purchase Price has been so deposited with Newco or an authorized agent, on and after the Retraction Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the Retraction Call Purchase Price payable by QuebecCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares purchased by QuebecCo from such holder and the holder shall on and after the Retraction Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of Buyer Stock delivered to such holder. Upon surrender to Newco or an authorized agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the applicable corporate law and the by-laws of Newco and such additional documents and instruments as Newco or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Newco or the authorized agent on behalf of QuebecCo shall deliver to such holder, certificates representing the shares of Buyer Stock to which the holder is entitled and a cheque or cheques of QuebecCo payable at par and in U.S. dollars at any branch of the bankers of QuebecCo or of Newco in Canada in payment of the remaining portion, if any, of the total Retraction Call Purchase Price. If QuebecCo does not exercise the Retraction Call Right in the manner described above, on the Retraction Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the retraction price otherwise payable by Newco in connection with the retraction of Exchangeable Shares pursuant to Article 6 of the Exchangeable Share Provisions.

      4.    WITHHOLDING RIGHTS

            4.1 QuebecCo and Newco shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Exchangeable Shares, including any dividend payments in respect of the Exchangeable Shares, such amount as QuebecCo or Newco is required to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada), as amended, or any provision of state, federal, provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder,

QuebecCo and Newco, upon at least 10 days prior written notice to such holder, are hereby authorized to sell or otherwise dispose of at fair market value such portion of such non-cash consideration otherwise payable to the holder as is necessary to provide sufficient funds to QuebecCo or Newco, as the case may be, in order to enable it to comply with such deduction or withholding requirement and QuebecCo or Newco, as the case may be, shall give an accounting to the holder with respect thereof and any balance of such proceeds of sale.

      5.    STOCKHOLDER PUT RIGHT

            5.1 Each Stockholder holding Exchangeable Shares shall have the right (the "PUT RIGHT"), in the event of and notwithstanding the occurrence of a Put Trigger Event (as defined below) to require QuebecCo, on no more than two occasions, to purchase all or a portion of the Exchangeable Shares held by each such holder, which shall be satisfied in full by causing to be delivered to such holder one share of Buyer Stock, plus an amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share and all dividends declared on Buyer Stock which have not been declared on such Exchangeable Share in accordance with the Exchangeable Share Provisions (collectively the "PUT PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the last Business Day prior to the Put Closing Date, the Put Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Put Right by a Stockholder, QuebecCo shall be obliged to purchase such number of Exchangeable Shares as is requested by the holder.

            5.2 To exercise the Put Right, a holder of Exchangeable Shares must notify QuebecCo of such holder's intention to exercise such right no later than 10 Business Days after the occurrence of a Put Trigger Event (the "PUT EXERCISE DATE"). If a holder exercises the Put Right, QuebecCo will purchase and such holder will sell all of the Exchangeable Shares then held by such holder for a price per Exchangeable Share equal to the Put Purchase Price. The closing of the transaction resulting from the exercise of a Put Right shall occur on the 10th Business Day following the Put Exercise Date (the "PUT CLOSING DATE").

            5.3 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Put Right, QuebecCo shall deposit with Newco or an authorized agent, prior to the Put Closing Date, certificates representing the aggregate number of shares of Buyer Stock deliverable by QuebecCo in payment of the Put Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Put Purchase Price. Provided that the total Put Purchase Price has been so deposited with Newco or an authorized agent, on and after the Put Closing Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Put Purchase Price payable by QuebecCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Put Closing Date be considered and deemed for all purposes to be the holder of the shares of Buyer Stock delivered to it. Upon surrender to Newco or an authorized agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the applicable corporate law and the by-laws of Newco and such additional documents and instruments as Newco or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Newco or the authorized agent on behalf of QuebecCo shall deliver to such holder, certificates representing the shares of Buyer Stock to which the holder is entitled and a cheque or cheques of QuebecCo payable at par and in U.S. dollars at any branch of the bankers of QuebecCo or of Newco in Canada in payment of the remaining portion, if any, of the total Put Purchase Price.

            5.4 For purposes of this Section, "PUT TRIGGER EVENT" shall mean:

            (a) the insolvency or bankruptcy of Newco or the making by Newco of an assignment for the benefit of creditors or the making by Newco of a proposal pursuant to any bankruptcy or debtor relief legislation for the benefit of its creditors or the filing by Newco of a notice of intention to file a proposal or the making or authorization by Newco of any bankruptcy proceeding, petition or application to any tribunal for the appointment of a receiver or trustee for its or for any substantial part of its property;

            (b) the insolvency or bankruptcy of Buyer or the making by Buyer of an assignment for the benefit of creditors or the making by Buyer of a proposal pursuant to any bankruptcy or debtor relief legislation for the benefit of its creditors or the filing by Buyer of a notice of intention to file a proposal or the making or authorization by Buyer of any bankruptcy proceeding, petition or application to any tribunal for the appointment of a receiver or trustee for its or for any substantial part of its property;

            (c) the failure by Newco to pay dividends otherwise payable on Exchangeable Shares if such failure is not cured within 10 Business Days of a written request therefor;

            (d) the failure by Newco to purchase from a Stockholder having exercised his or her right to cause Newco to redeem on the Retraction Date all of the Exchangeable Shares held by such Stockholder that are required by such Stockholder to be redeemed; or

            (e) notification by Newco of its intent to redeem under Section 7.1 of Annex C.

            5.5 SECTION 85 ELECTIONS

            Newco and the Stockholders agree to jointly elect in prescribed form and within the prescribed time under subsection 85(1) of the Income Tax Act (Canada) and relevant provisions of any applicable provincial legislation at the respective amounts selected by each Stockholder to be the proceeds of disposition and the cost of the Purchased Shares sold hereunder. Newco will also collaborate with the Stockholders for any late election made by a Stockholder under the foregoing provisions.

                                SUPPORT AGREEMENT


MEMORANDUM OF AGREEMENT made as of the 26th day of April, 2000.


BETWEEN:                      BENTLEY SYSTEMS, INCORPORATED, a
                              corporation subsisting under the laws of Delaware, (hereinafter referred to as "BUYER"),

AND: 9090-0960 QUEBEC INC, A COMPANY FORMED UNDER THE LAWS OF THE PROVINCE OF QUEBEC, CANADA, (hereinafter referred to as the "COMPANY"),

AND: THE STOCKHOLDERS LISTED ON SCHEDULE 7, (hereinafter referred to collectively as the "STOCKHOLDERS").


      WHEREAS pursuant to a Stock Purchase Agreement dated as of April 26, 2000, by and among Buyer, the Company, HMR Inc. ("HMR") and the Stockholders (such agreement being hereinafter referred to as the "PURCHASE AGREEMENT"), the parties agreed that on the Closing Date (as such term is defined in the Purchase Agreement), Buyer and the Company would execute and deliver a Support Agreement substantially in the form set forth in Annex B to the Purchase Agreement;

      AND WHEREAS pursuant to the articles of incorporation of the Company the capital of the Company was authorized to consist of (i) a class of voting common shares (the "COMMON SHARES") and (ii) a class of non-voting shares, the provisions attaching thereto being set forth in Annex C to the Purchase Agreement (the "EXCHANGEABLE SHARES");

      AND WHEREAS the above-mentioned articles of incorporation set forth the rights, privileges, restrictions and conditions (collectively the "SHARE PROVISIONS") attaching to the Exchangeable Shares;

      AND WHEREAS Buyer's wholly-owned subsidiary, 9090-0952 Quebec Inc. ("QUEBECCO") is the registered and beneficial owner of all of the issued and outstanding Common Shares of the Company and the Stockholders are the registered and beneficial owners of all of the issued and outstanding Exchangeable Shares of the Company;

      AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Buyer will take certain actions and make certain payments and deliveries necessary to ensure that the Company will be able to make certain payments and to deliver or cause to be delivered shares of Class B Non-Voting common stock of Buyer ("BUYER STOCK") in satisfaction of the obligations of the Company under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions and the Purchase Agreement;

      NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

      1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions, unless the context requires otherwise.

      1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

      1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken under this Agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day. For the purposes of this Agreement, a "BUSINESS DAY" means any day other than a Saturday, Sunday or a day when banks are not open for business in Montreal, Quebec, and Philadelphia, Pennsylvania.

                                    ARTICLE 2

                       COVENANTS OF BUYER AND THE COMPANY

      2.1 FUNDING OF THE COMPANY. So long as any Exchangeable Shares which are registered in the name of holders other than Buyer or any of its Affiliates are outstanding, Buyer will:

            (a) not declare or pay any dividend on Buyer Stock unless (i) the Company will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Share Provisions;

            (b) cause the Company to declare simultaneously with the declaration of any dividend on Buyer Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Buyer Stock, cause the Company to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Share Provisions;

            (c) advise the Company sufficiently in advance of the declaration by Buyer of any dividend on Buyer Stock and take all such other actions as are necessary, in cooperation with the Company, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Buyer Stock;

            (d) take all such actions and do all such things as are necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, including without limitation all such actions and all such things as are necessary to enable and permit the Company to cause to be delivered Buyer Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions;

            (e) take all such actions and do all such things as are necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary to enable and permit the Company to cause to be delivered Buyer Stock to the holders of Exchangeable Shares, upon the redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be;

            (f) take all such actions and do all such things as reasonably necessary or desirable to enable and permit QuebecCo, in accordance with the applicable law, to perform its obligations arising upon the exercise of the Liquidation Call Right, Redemption Call Right and Retraction Call Right, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit QuebecCo to deliver Buyer Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, or the Redemption Call Right, as the case may be.

            (g) take all such actions and do all such things as are necessary to enable and permit the Company to have the financial reserves required so that it does not become insolvent and to avoid any liquidation or dissolution of the Company; and

            (h) take all actions within its power to prevent a liquidation or dissolution of the Company.

      2.2 RESERVATION OF BUYER STOCK. Buyer hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Buyer Stock (or other shares or securities into which Buyer Stock may be reclassified or changed as contemplated by Section 2.6 hereof) (a) as is equal to the number of Exchangeable Shares issued and outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder and under the Share Provisions.

      2.3 NOTIFICATION OF CERTAIN EVENTS. In order to assist Buyer to comply with its obligations hereunder, the Company will give Buyer notice of each of the following events at the time set forth below (it being however agreed that failure to give such notices shall not relieve Buyer of any of its obligations hereunder):

            (a) in the event of any determination by the Board of Directors of the Company to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least (sixty) 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

            (b) promptly, upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

            (c) immediately, upon receipt by the Company of a Retraction
      Request;

            (d) at least one hundred and twenty (120) days prior to any accelerated Automatic Redemption Date (other than an accelerated Automatic Redemption Date pursuant to an Acquisition of Control) determined by the Board of Directors of the Company in accordance with the Share Provisions; and

            (e) as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares.

      2.4 DELIVERY OF BUYER STOCK. In furtherance of its obligations under Sections 2.1(d) and 2.1(e) hereof, upon notice from the Company of any event which requires the Company to cause Buyer Stock to be delivered to any holder of Exchangeable Shares, Buyer shall forthwith deliver the requisite Buyer Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Company shall direct. All such Buyer Stock shall be duly issued as fully paid and nonassessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the delivery of each such Buyer Stock by Buyer, the Company shall issue to Buyer, or as Buyer shall direct, such number of Common Shares of the Company as is equal to the fair value of such Buyer Stock.

      2.5 QUALIFICATION OF BUYER STOCK. It is agreed that the Exchangeable Shares will not be registered under the Securities Act of 1933, as amended, and the Buyer Stock issuable in exchange therefor has not been registered under the United States Securities Act of 1933, as amended, nor under the securities law of any other jurisdiction.

      2.6   ECONOMIC EQUIVALENCE.

            (a)   Buyer represents and warrants that if it:

                  (i) issues or distributes Buyer Stock (or securities
            exchangeable for or convertible into or carrying rights to acquire Buyer Stock) to the holders of all or substantially all of the then outstanding Buyer Stock by way of stock dividend or other distribution, other than an issue of Buyer Stock (or securities exchangeable for or convertible into or carrying rights to acquire Buyer Stock) to holders of Buyer Stock who exercise an option to receive dividends in Buyer Stock (or securities exchangeable for or convertible into or carrying rights to acquire Buyer Stock) in lieu of receiving cash dividends; or

                  (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding Buyer Stock entitling them to subscribe for or to purchase Buyer Stock (or securities exchangeable for or convertible into or carrying rights to acquire Buyer Stock); or

                  (iii) issues or distributes to the holders of all or
            substantially all of the then outstanding Buyer Stock (A) shares or securities of Buyer of any class other than Buyer Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Buyer Stock), (B) rights, options or warrants other than those referred to in Section 2.6(a)(ii) above, (C) evidences of indebtedness of Buyer or (D) assets of Buyer;

            it will ensure that (i) the Company is able under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, and (ii) the Company shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets or economic equivalents simultaneously to holders of the Exchangeable Shares;

            (b)   Buyer represents and warrants that if it:

                  (i) subdivides, redivides or changes the then outstanding
            Buyer Stock into a greater number of Buyer Stock; or

                  (ii) reduces, combines or consolidates or changes the then outstanding Buyer Stock into a lesser number of Buyer Stock; or

                  (iii) reclassifies or otherwise changes Buyer Stock or effects an amalgamation, merger, reorganization or other transaction affecting Buyer Stock;

                  it will cause its Common Shares to be voted in favour of any resolution required to enable the Company under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares;

            (c) Buyer will ensure that the record date for any event referred to in Section 2.6(a) or 2.6(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five (5) Business Days after the date on which such event is declared or announced by Buyer (with simultaneous notice thereof to be given by Buyer to the Company);

                  (i) in the case of any stock dividend or other distribution payable in Buyer Stock, the number of such shares issued in proportion to the number of Buyer Stock previously outstanding;

                  (ii) in the case of the issuance or distribution of any
            rights, options or warrants to subscribe for or purchase Buyer Stock (or securities exchangeable for or convertible into or carrying rights to acquire Buyer Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a Buyer Stock;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Buyer of any class other than Buyer Stock, any rights, options or warrants other than those referred to in Section 2.6(d)(ii) above, any evidences of indebtedness of Buyer or any assets of Buyer), the relationship between the fair market value (as determined by the Board of Directors of the Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Buyer Stock and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a Buyer Stock; and

                  (iv) in the case of any subdivision, redivision or change of the then outstanding Buyer Stock into a greater number of Buyer Stock or the reduction, combination or consolidation or change of the then outstanding Buyer Stock into a lesser number of Buyer Stock or any amalgamation, merger, reorganization or other transaction affecting Buyer Stock, the effect thereof upon the then outstanding Buyer Stock.

            For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the closing prices of such security during a period of 30 consecutive trading days ending five (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if, in the opinion of the Board of Directors of the Company, the public distribution or trading activity of such securities during such period does not create a market which reflects the fair value of such securities, then the current market value thereof shall be determined by the Board of Directors of the Company, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the board shall be conclusive and binding on Buyer.

      2.7 TENDER OFFERS. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Buyer Stock (an "OFFER") is proposed by

Buyer or is proposed to Buyer or its shareholders and is recommended by the Board of Directors of Buyer, or is otherwise effected or to be effected, and the Exchangeable Shares are not redeemed by the Company or purchased by Newco pursuant to the Redemption Call Right, Buyer will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Buyer Stock, without discrimination. Without limiting the generality of the foregoing, Buyer will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Company (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

      2.8 RULE 10b-18 PURCHASES. For certainty, nothing contained in this Agreement, including without limitation, the obligations of Buyer contained in
Section 2.7 hereof, shall limit the ability of Buyer to make a "Rule 10b-18 Purchase" of Buyer Stock pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provision thereof.

      2.9 BUYER NOT TO VOTE EXCHANGEABLE SHARES. Buyer covenants and agrees that it will not, and will cause its subsidiaries and Affiliates and their respective assignees not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the laws of Quebec (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its subsidiaries or Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

      2.10 DUE PERFORMANCE. On and after the Closing Date, Buyer shall duly and timely perform, and shall cause the Company to duly and timely perform, all of its respective obligations provided for in the Purchase Agreement.

      2.11 VOLUNTARY DISSOLUTION. Buyer agrees not to cause or approve a voluntary dissolution of the Company prior to the Automatic Redemption Date without the prior consent in writing of all of the Stockholders.

                                    ARTICLE 3

                                     GENERAL

      3.1 TERM. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect upon the date on which no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Buyer and any of its Affiliates (other than the Stockholders who shall not for this purpose be considered Affiliates of Buyer).

      3.2 CHANGES IN CAPITAL OF BUYER AND THE COMPANY. Notwithstanding the provisions of Section 3.4, at all times after the occurrence of any event effected pursuant to

Section 2.6 or 2.7 hereof, as a result of which either Buyer Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Buyer Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

      3.3 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

      3.4 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an agreement in writing executed by the Company and Buyer and approved by the holders of the Exchangeable Shares in accordance with Section
10.2 of the Share Provisions.

      3.5 AMENDMENTS. Notwithstanding the provisions of Section 3.4, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

            (a) adding to the covenants of any of the parties for the protection of the holders of the Exchangeable Shares;

            (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary with respect to matters or questions which, in the determination of the senior management of each of the Company and Buyer, it may be expedient to make, provided that each such senior management shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

            (c) making such changes or corrections which, on the advice of counsel to the Company and Buyer, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Company and Buyer shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

      3.6 MEETING TO CONSIDER AMENDMENTS. The Company, at the request of Buyer, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Share Provisions and all applicable laws.

      3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

      3.8 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto, to the holders of Exchangeable Shares and to their respective successors and assigns.

      3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

            (a)   if to Buyer or the Company at:

                  David G. Nation
                  Senior Vice President, General Counsel
                  Bentley Systems, Incorporated
                  690 Pennsylvania Drive
                  Exton, PA  19341
                  Telephone:  (610) 458-5000
                  Fax:        (610) 458-3181

            (b)   if to the Stockholders at:

                  Stylianos Camateros
                  c/o HMR, Inc.
                  1924 Avenue du Cheminot
                  Beauport, Quebec, Canada, G1E4M11

      Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      3.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

      3.11 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of Quebec, Canada.

      3.12 ATTORNMENT. Buyer agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Quebec, Canada, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    BENTLEY SYSTEMS, INCORPORATED


                                    By:  /s/  David Nation
                                       ---------------------------------------
                                    Name:   David Nation
                                    Title:


                                    9090-0960 QUEBEC INC.


                                    By:  /s/  David Nation
                                       ---------------------------------------
                                    Name:  David Nation
                                    Title:


                                    HMR, INC.


                                    By:  /s/ Stylianos Camateros
                                       ---------------------------------------
                                    Name:  Stylianos Camateros


                                    SOCIETE INNOVATECH QUEBEC ET
                                    CHAUDIERE APPALACHES


                                    By:  /s/ Francine Laurent
                                       ---------------------------------
                                    Name:  Francine Laurent


                                    By:
                                       ---------------------------------
                                    Name:


                                    GROUPE HAUTS-MONTS, INC.


                                    By:  /s/  Paul Grenier
                                       ---------------------------------------
                                    Name:  Paul Grenier


                                    PLACEMENTS P. GRENIER INC.

                                    By:  /s/  Paul Grenier
                                       ---------------------------------------
                                    Name:  Paul Grenier


                                    PLACEMENTS MORAS INC.


                                    By:  /s/  Pierre Gingras
                                       ---------------------------------
                                    Name:  Pierre Gingras


                                    PLACEMENTS P. SMITH INC.


                                    By:  /s/  Paul Smith
                                       ---------------------------------
                                    Name:  Paul Smith


                                    IMMEUBLES CHAMPETTRES, INC.


                                    By:  /s/  Paul Grenier
                                       ---------------------------------
                                    Name:  Paul Grenier


                                    STYLIANOS CAMATEROS


                                    By:  /s/  Stylianos Camateros
                                       ---------------------------------------
                                    Name:  Stylianos Camateros